UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Soliciting Material under § 240.14a-12
Horizon Therapeutics Public Limited Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

July 27, 2023

NOTICE AND PROXY STATEMENT

June 30, 2023

Dear Fellow Shareholder:

2022 marked another impressive year for Horizon, with double-digit net sales growth across our commercial portfolio and significant progress executing on our strategy to maximize the value of our medicines, expand our global presence and advance our pipeline.

Furthermore, on December 12, 2022, we announced that we had entered into a transaction agreement (the Transaction Agreement) with Amgen Inc. (Amgen) and Pillartree Limited, a wholly owned subsidiary of Amgen. Under the Transaction Agreement, all outstanding shares of Horizon would be acquired for $116.50 per share in cash (the Transaction).(1) At a special meeting held on February 24, 2023, our shareholders voted on and overwhelmingly approved the Transaction. Subject to the closing of the Transaction, Horizon will become a wholly owned subsidiary of Amgen and cease to be a publicly traded company.

Over the past 15 years, Horizon has built one of the fastest growing and most respected companies in the biotechnology industry. We have accomplished a tremendous amount for patients, their families and our customers, and created significant value for our shareholders. These accomplishments are all rooted in the deep commitment, dedication and personal passion that Horizon employees have for those impacted by rare, autoimmune and severe inflammatory diseases. We go to incredible lengths to make the world a better place by addressing unmet medical needs and by building healthier communities, urgently and responsibly. We believe that Amgen is aligned with that commitment and passion, and that it will continue to maximize the value of our current portfolio and pipeline, as well as having the potential to accelerate the availability of our important rare disease medicines to more patients worldwide.

We and Amgen remain committed to closing the Transaction as soon as possible. Because the Transaction is still pending, the 2023 Annual General Meeting of Shareholders has been scheduled in order to ensure that we remain in compliance with Irish law.

The compensation information included in the Proxy Statement reflects compensation paid to or earned by our directors and named executive officers in 2022. Most of this information was previously disclosed in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2023.

You are cordially invited to attend our Annual General Meeting of Shareholders on Thursday, July 27, 2023, at 9:00 a.m. local time at our corporate headquarters, located at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland. Whether or not you plan to attend, it is important that your shares be represented and voted. Please take a moment now to vote your shares using the instructions found on the proxy card and in this Proxy Statement. Your vote is important, and we appreciate your support of Horizon.

Sincerely,

Timothy P. Walbert

Chairman, President and Chief Executive Officer

(1)

For additional information related to the Transaction Agreement, please refer to the Definitive Proxy Statement on Schedule 14A filed with the SEC on January 23, 2023, and other relevant materials in connection with the proposed Transaction that we have filed and may file with the SEC containing important information about Horizon and the proposed Transaction.

Horizon Therapeutics Public Limited Company

70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 27, 2023

Dear Shareholder:

We will be holding the Annual General Meeting of Shareholders of Horizon Therapeutics Public Limited Company on Thursday, July 27, 2023, at 9:00 a.m. local time at our corporate headquarters located at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, for the following purposes:

1.	Proposal 1: To elect, by separate resolutions, the three nominees for Class III directors named herein to serve for a term set to expire at the 2026 Annual General Meeting of Shareholders.

2.

Proposal 2: To approve the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023, and to authorize the Audit Committee of our Board of Directors (Board) to determine the auditors’ remuneration.

3.	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board recommends that you vote FOR each of the nominees for director named herein and FOR Proposals 2 and 3. The accompanying Proxy Statement contains additional information and should be carefully reviewed by shareholders.

Our Irish statutory financial statements for the fiscal year ended December 31, 2022, including the reports of the directors and statutory auditors thereon, will be presented at the Annual General Meeting. There is no requirement under Irish law that such statements be approved by the shareholders and no such approval will be sought at the Annual General Meeting.

For the purposes of our Articles of Association, Proposals 1 and 2 and the receipt and consideration of the Irish statutory financial statements by us at the Annual General Meeting are deemed to be ordinary business and Proposal 3 is deemed to be special business. Shareholders of record as of June 2, 2023, the record date for the Annual General Meeting, are entitled to notice of the Annual General Meeting and to vote at the Annual General Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

David Caraher

Company Secretary

Dublin, Ireland

June 30, 2023

If you are a shareholder of record on June 2, 2023, you are cordially invited to attend the Annual General Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	1

PROPOSAL 1—ELECTION OF DIRECTORS	6

THE BOARD OF DIRECTORS AND ITS COMMITTEES	14
Overview	14
Independence of the Board of Directors	14
Code of Conduct and Ethics	14
Board Leadership Structure	14
Role of the Board in Risk Oversight	15
Director Assessment and Board Refreshment	16
Director Selection	16
Director Commitments	17
Diversity Policy	18
Committees of the Board of Directors	18
Shareholder Communications with the Board of Directors	22

NON-EMPLOYEE DIRECTOR COMPENSATION	23

EXECUTIVE OFFICERS	26

COMPENSATION DISCUSSION AND ANALYSIS	28
Compensation Objectives	30
Setting Executive Compensation	31
Elements of Executive Compensation	33
Additional Compensation Policies and Practices	40

EXECUTIVE COMPENSATION	44
Summary Compensation Table	44
Grants of Plan-Based Awards	46
Pay Ratio	48
Outstanding Equity Awards at December 31, 2022	49
Option Exercises and Stock Vested	50
Pension Benefits	51
Nonqualified Deferred Compensation	51
Potential Payments Upon Termination or Change in Control	52
Pay Versus Performance	54

EQUITY COMPENSATION PLAN INFORMATION	57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	59
Policies and Procedures for Transactions with Related Persons	59
Certain Related-Person Transactions	59

PROPOSAL 2—APPROVE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION	61

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	62

OTHER INFORMATION	65
Security Ownership of Certain Beneficial Owners and Management	65
Householding of Proxy Materials	66
Shareholder Proposals	66
Presentation of Irish Statutory Financial Statements	67
Special Note Regarding Forward-Looking Statements	68

OTHER MATTERS	69

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

This Proxy Statement contains important information regarding the Annual General Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures. You are invited to attend the Annual General Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares.

Why am I receiving these materials?

We have sent you these proxy materials because our Board is soliciting your proxy to vote at the Annual General Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual General Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about June 30, 2023 to all shareholders of record as of June 2, 2023, who are entitled to vote at the Annual General Meeting.

Why is Horizon holding the Annual General Meeting?

On December 12, 2022, we announced that we had entered into a transaction agreement (the Transaction Agreement) with Amgen Inc. (Amgen) and Pillartree Limited, a wholly owned subsidiary or Amgen. Under the Transaction Agreement, all outstanding shares of Horizon would be acquired for $116.50 per share In cash (the Transaction).1 At a special meeting held on February 24, 2023, our shareholders voted on and overwhelmingly approved the Transaction. Subject to the closing of the Transaction, Horizon will become a wholly owned subsidiary or Amgen and cease to be a publicly traded company.

On May 16, 2023, the U.S. Federal Trade Commission (the FTC) filed a complaint in the U.S. District Court for the Northern District of Illinois seeking a temporary restraining order and preliminary injunction enjoining the Transaction. In connection therewith, Horizon, Amgen and the FTC jointly proposed a temporary restraining order providing that Horizon and Amgen would not close the Transaction until the earlier of October 31, 2023 or the second business day after the court rules on the FTC’s request for a preliminary injunction (the Stipulated TRO).

Although we and Amgen remain committed to closing the Transaction as soon as possible, based on the FTC’s filing of its complaint and the related Stipulated TRO, we do not expect to close the Transaction prior to July 27, 2023, which is the latest date we may hold the Annual General Meeting under Irish law. Accordingly, we are holding the Annual General Meeting in order to ensure that-we remain in compliance with this Irish law requirement.

How do I attend the Annual General Meeting?

The meeting will be held on Thursday, July 27, 2023, at 9:00 a.m. local time at our corporate headquarters located at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland. Directions to the Annual General Meeting may be found at https://www.google.com/maps/place/70+St+Stephen’s+Green,+Saint+Kevin’s,+Dublin,+Ireland. Information on how to vote in person at the Annual General Meeting is provided below. However, you do not need to attend the Annual General Meeting to vote your ordinary shares.

Who can vote at the Annual General Meeting?

Only shareholders of record at the close of business on June 2, 2023, will be entitled to vote at the Annual General Meeting. On this record date, there were 228,925,986 of our ordinary shares outstanding and entitled to vote.

Shareholder of Record (shares registered in your name). If on June 2, 2023, your shares were registered directly in your name in our Register of Members, which is maintained by our transfer agent, Computershare Shareowner Services LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet as discussed below to ensure your vote is counted.

Beneficial Owner (shares registered in the name of a broker or bank). If on June 2, 2023, your shares were not registered in your name in our Register of Members, but rather held in an account at a brokerage firm, bank, dealer or other similar organization,

(1)

For additional Information related to the Transaction Agreement, please refer to the Definitive Proxy Statement on Schedule 14A filed with the SEC on January 23, 2023, and other relevant materials in connection with the proposed Transaction that we have filed and may file with the SEC containing important information about Horizon and the proposed Transaction.

Horizon | 2023 Proxy Statement 1

then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class III directors (Proposal 1)

•	Approval of the appointment of independent registered public accounting firm and authorization of the Audit Committee to determine the auditors’ remuneration (Proposal 2)

•	Approval, on an advisory basis, of executive compensation (Proposal 3)

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may vote “For” or “Against” each Class III director nominee or you may abstain from voting for all or any of the nominees. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Shareholder of Record. If you are a shareholder of record, you may vote in person at the Annual General Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet as instructed below. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote in person, come to the Annual General Meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as discussed below under “Do I Need a Ticket to Attend the Annual General Meeting?”

•	To vote prior to the Annual General Meeting, you may vote by proxy in the following ways:

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Proxy cards submitted through the mail must be received by 11:59 p.m. Eastern Time on July 26, 2023. If you return your signed proxy card to us before this deadline, we will vote your shares as you direct.

•

To vote through the internet, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Time on July 26, 2023, to be counted.

•

To vote over the telephone, dial toll-free 1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on July 26, 2023, to be counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Beneficial Owner. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Horizon. To vote prior to the meeting, simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or through the internet as instructed by your broker, bank or other agent. To vote in person at the Annual General Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Horizon | 2023 Proxy Statement 2

Joint Holders. In the case of joint holders of record, any one of such holders may vote either in person or by proxy in respect thereof as if he or she were the sole holder thereof, but the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in our Register of Members.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you own as of June 2, 2023.

What happens if I do not vote?

Shareholder of Record. If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual General Meeting, your shares will not be voted.

Beneficial Owner. If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. We understand that under NYSE rules, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, then our designated proxy holders (one of the individuals named on your proxy card) will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If any other matter is properly presented at the meeting, your proxy holder will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The cost of soliciting proxies incurred by us, including the preparation, assembly and mailing of proxy materials, as well as the cost of forwarding such material to beneficial owners of our ordinary shares, will be borne by us. Our directors, officers and other employees may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record. Yes, you may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

•	You may attend the Annual General Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Horizon | 2023 Proxy Statement 3

Do I need a ticket to attend the Annual General Meeting?

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the Annual General Meeting. If you are a shareholder of record, your admission ticket is attached to the proxy card sent to you. Please bring your proxy card and valid photo identification with you to the Annual General Meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership of ordinary shares to be admitted to the Annual General Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual General Meeting without an admission ticket or proof of ownership of ordinary shares, we will admit you only if we are able to verify that you are one of our shareholders.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, with respect to the proposal to elect directors, votes “For,” “Against,” abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, as applicable, broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual General Meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 228,925,986 ordinary shares outstanding and entitled to vote. Thus, the holders of 114,462,994 ordinary shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or, provided that you are a shareholder of record, if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, within one hour of the time appointed for the Annual General Meeting, the Annual General Meeting will stand adjourned to August 3, 2023, at 9:00 a.m. local time at the same location, or such other time or place as the Board may determine.

Assuming there is a quorum of shares present at the Annual General Meeting, how many votes are needed to approve each proposal?

Proposal		Vote Required

1.	Election of Directors	Majority of votes cast

2.	Approval of the Appointment of Independent Registered Public Accounting Firm and Authorization of the Audit Committee to Determine the Auditors’ Remuneration	Majority of votes cast

3.	Approval, on an Advisory Basis, of Executive Compensation	Majority of votes cast

How can I find out the results of the voting at the Annual General Meeting?

Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the Irish statutory financial statements?

We are presenting our Irish statutory financial statements, including the reports of the directors and the statutory auditors thereon, at the Annual General Meeting and are making a copy available for download on the Annual Reports / Proxy Statements

Horizon | 2023 Proxy Statement 4

page in the Investors section of our website (www.horizontherapeutics.com) on or before July 5, 2023. As an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our Annual General Meetings. The Irish statutory financial statements cover the results of our operations and financial position for the year ended December 31, 2022.

Irish law requires the directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the directors have prepared the group’s consolidated financial statements in accordance with U.S. accounting standards, as defined in Section 279 of the Irish Companies Act 2014, to the extent that the use of those accounting standards in the preparation of the consolidated financial statements does not contravene any provision of the Irish Companies Act 2014 or of any regulations made thereunder and have prepared Horizon’s parent company’s Irish statutory financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

What proxy materials are available on the internet?

This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our annual report to shareholders are available on the Annual Reports / Proxy Statements page in the Investors section of our website (www.horizontherapeutics.com). The Irish statutory financial statements will be available on the Annual Reports / Proxy Statements page in the Investors section of our website (www.horizontherapeutics.com) on or before July 5, 2023. We will mail without charge, upon written request, a copy of these materials to shareholders of record or beneficial owners of our ordinary shares. Requests should be sent to: Horizon Therapeutics plc, Attention: Company Secretary, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

Horizon | 2023 Proxy Statement 5

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. The Board currently consists of nine members, as follows:

• Class I:	William F. Daniel, H. Thomas Watkins and Pascale Witz, whose terms are set to expire at our 2024 Annual General Meeting of Shareholders;

• Class II:	Michael Grey, Jeff Himawan, Ph.D. and Susan Mahony, Ph.D., whose terms are set to expire at our 2025 Annual General Meeting of Shareholders; and

• Class III:	Gino Santini, James Shannon, M.D. and Timothy P. Walbert, whose terms are set to expire at the Annual General Meeting.

The authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed by ordinary resolution with majority vote of our shareholders at a general meeting provided that notice of such resolution has been given in accordance with Section 146 of the Irish Companies Act 2014. Vacancies on the Board may be filled only by persons elected by a majority of the directors then in office, provided that a quorum is present. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Majority Voting: In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Directors Whose Term of Office is Set to Expire at the Annual General Meeting: There are currently three directors in Class III whose term of office is set to expire at the Annual General Meeting. Each of the nominees listed below in Class III is currently a director who was nominated for election by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. If elected, each of these nominees would be elected to serve for a term set to expire at the 2026 Annual General Meeting of Shareholders.

Effect of the Transaction: If the closing of the Transaction with Amgen occurs, we will become a wholly owned subsidiary of Amgen and cease to be a publicly traded company. Accordingly and pursuant to the Transaction Agreement with Amgen, if the closing occurs, the resignation from the Board of each of our current directors, including the Class III nominees, would occur and persons nominated by Amgen will be appointed to the Board. If the closing of the Transaction does not occur, each of the Class III nominees, if elected at the Annual General Meeting, would continue to serve until the 2026 Annual General Meeting of Shareholders and until their successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, disqualification or removal.

Horizon | 2023 Proxy Statement 6

The biographical information for our directors that follows is as of May 31, 2023.

Summary: Director Nominees and Continuing Directors

Name	Age	Director Since	Principal Position	Independent	Other Current Public Boards

2023 Director Nominees:
Gino Santini	66	2012	Director, Intercept Pharmaceuticals, Inc. and Collegium Pharmaceutical, Inc.	Yes	2
James Shannon, M.D.	66	2017	Chairman, MannKind Corporation	Yes	2
Timothy P. Walbert	56	2008	Chairman, President and Chief Executive Officer, Horizon Therapeutics plc	No	2

Continuing Directors:
William F. Daniel	71	2014	Chair, Malin Corporation plc	Yes	1
Michael Grey	70	2011	Chairman, Mirum Pharmaceuticals, Inc.	Yes	3
Jeff Himawan, Ph.D.	58	2007	Managing Director, Essex Woodlands Health Ventures, L.P.	Yes	1(1)
Susan Mahony, Ph.D.	58	2019	Director, Zymeworks Inc.	Yes	2
H. Thomas Watkins	70	2014	Director, HemoShear Therapeutics LLC	Yes	0
Pascale Witz	56	2017	Director, Fresenius Medical Care AG & Co. KGaA, Revvity, Inc. and Regulus Therapeutics Inc.	Yes	3

(1)	Dr. Himawan’s service on the board of directors of MediciNova, Inc. ended on June 13, 2023, after which date he does not serve on any public company boards other than ours.

Horizon | 2023 Proxy Statement 7

Board Highlights

The Nominating and Corporate Governance Committee of our Board examines multiple factors when evaluating directors, including their knowledge, skills and experience, including experience in our industry and with respect to clinical development, sales and marketing, business development, finance, management and public service. The tables below highlight the diversity and extensive experience of our directors as well as the balance of skills on our Board:

Our Board of Directors: Gender and Ethnicity Diversity Matrix(1)

As of May 31, 2023

Board Size
Total Number of Directors	9

Gender	Male	Female	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	7	2

Number of Directors Who Identify with Any of the Categories Below:
African American or Black	-	-	-	-
Alaskan Native or American Indian	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	6	2	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+				-
Undisclosed				-

(1)	To see our Board Diversity Matrix as of March 15, 2022, please see our Proxy Statement filed with the SEC on March 17, 2022.

Our Board of Directors: Skills and Experience Matrix

Horizon | 2023 Proxy Statement 8

Class III – Directors Whose Terms Expire at the 2023 Annual General Meeting of Shareholders and Are Nominees for Election

Gino Santini Director, Intercept Pharmaceuticals, Inc. and Collegium Pharmaceutical, Inc.

Mr. Santini currently serves on the boards of directors of Intercept Pharmaceuticals, Inc. and Collegium Pharmaceutical, Inc., both of which are public biopharma companies. Mr. Santini also serves on the boards of directors of Artax Biopharma Inc. and Enalare Therapeutics, Inc., each a private biopharma company, and is retired from a distinguished career with Eli Lilly and Company. He served as chairman of the board of directors of AMAG Pharmaceuticals, Inc., previously a public biopharma company, from February 2012 until November 2020, when AMAG was acquired by Covis Group S. à r.l., and on the board of directors of Allena Pharmaceuticals, Inc., a public biopharma company, from February 2012 until September 2022. During his tenure at Eli Lilly and Company from June 1983 to December 2010, Mr. Santini held various leadership positions. Mr. Santini, fluent in four languages, holds an undergraduate degree in mechanical engineering from the University of Bologna and a master of business administration degree from the University of Rochester.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Mr. Santini’s extensive international and domestic commercial and business development experience brings important insight to the Board as it plans our future growth.

Age: 66

Director Since: March 2012

Board Committees:

•  Compensation

•  Transaction

Current Public Company Directorships:

•  Intercept Pharmaceuticals, Inc.

•  biopharma company

•  Collegium Pharmaceutical, Inc.

•  biopharma company

James Shannon, M.D. Chairman, MannKind Corporation

Dr. Shannon currently serves as chairman of the board of directors of MannKind Corporation, a public biopharma company focused on treatments for diabetes, and on the board of directors of ProQR Therapeutics NV, a public biotechnology company. From May 2012 to March 2015, Dr. Shannon served as the chief medical officer of GlaxoSmithKline (GSK), a public biopharma company, where he was responsible for matters of patient safety, general medical governance, medical ethics and integrity, medical information as well as investigations involving human subjects relating to any GSK medicine in development or on the market. Prior to that, Dr. Shannon spent more than a decade with Novartis, a public pharmaceutical company. In his last role with the company, as global head of pharma development, he was responsible for all of Novartis’s development activities, from pre-clinical through Phase 4, and oversaw an annual development budget of approximately $4 billion. Dr. Shannon received his science and medical degrees from Queen’s University in Belfast, Northern Ireland. He also serves as chairman of the board of directors of Kyowa Kirin (NA), a private biopharma company and subsidiary of Kyowa Kirin, and on the boards of directors of Leyden Labs, a private biopharma company, and MyTomorrows, a private health-based platform that collaborates with drug developers to provide early access to treatments for patients who have exhausted all other options.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Dr. Shannon is qualified to serve as a director on the basis of his extensive clinical development experience, which brings important insight to the Board as it plans our future growth.

Age: 66

Director Since: August 2017

Board Committees:

•  Transaction (Chair)

•  Nominating and Corporate
Governance

•  Scientific

Current Public Company Directorships:

•  MannKind Corporation
(Chair)

•  biopharma company

•  ProQR Therapeutics NV

•  biotechnology company

Horizon | 2023 Proxy Statement 9

Timothy P. Walbert Chairman, President and Chief Executive Officer, Horizon Therapeutics plc

Mr. Walbert has served as our president, chief executive officer and director of Horizon since June 2008 and has served as our chairman since March 2010. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biotechnology company that was acquired by Takeda America Holdings, Inc. in June 2009. Prior to that, he served as executive vice president, commercial operations of NeoPharm, Inc., a public biotechnology company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager of immunology, where he built and led the global development and launch of the multi-indication biologic HUMIRA, and divisional vice president, global cardiovascular strategy at Abbott, now AbbVie. From 1998 to 2001, he served as director, CELEBREX North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company. Mr. Walbert has served on the boards of directors of Century Therapeutics, Inc., a public biotechnology company, since October 2022, Mirum Pharmaceuticals, Inc., a public biotechnology company, since April 2023, and he sits on the board of directors of the Illinois Biotechnology Innovation Organization (iBIO). Mr. Walbert is also a member of the National Organization for Rare Disorders (NORD) Advisory Board and serves on the Board of Trustees of Muhlenberg College. He previously served as chairman of the board of directors of Exicure, Inc., a public clinical-stage biotechnology company, from July 2019 to February 2022, and on the boards of directors of Aurinia Pharmaceuticals, Inc. a public biotechnology company, from April 2020 to September 2022; Assertio Holdings, Inc., a public specialty pharmaceutical company, from May 2020 to December 2020 (and before that at Zyla Life Sciences, a public pharmaceutical company, from April 2014 until May 2020, when it was acquired by Assertio); and Sucampo Pharmaceuticals, Inc., a public biopharma company, from 2016 to 2018, when it was acquired by Mallinckrodt. Mr. Walbert received his bachelor of arts degree in business from Muhlenberg College, in Allentown, Pennsylvania.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Mr. Walbert is qualified to serve as a director on the basis of his valuable biopharma industry experience, which brings important strategic insight to the Board as it plans our future growth.

Age: 56

Chair Since: March 2010

Director Since: June 2008

Board Committees:

•  None

Current Public Company Directorships:

•  Century Therapeutics, Inc.

•  biotechnology company

•  Mirum Pharmaceuticals, Inc.

•  biotechnology company

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE ABOVE

Class I – Directors Whose Terms Are Set to Expire at the 2024 Annual General Meeting of Shareholders

William F. Daniel Chair, Malin Corporation plc

Mr. Daniel, a chartered director and chartered accountant, is currently chair of the board of directors of Malin Corporation plc, an Ireland-based public global life sciences company. Mr. Daniel was president of the Institute of Directors of Ireland from May 2013 to May 2015, and he was originally elected to the board of the Institute of Directors in Ireland in June 2010. Prior to that, Mr. Daniel was executive vice president and company secretary of Elan Corporation plc, a public biotechnology company, and served in that role from December 2001 to December 2013, until the merger of Elan with Perrigo Company plc. He was previously an executive director of Elan between 2003 and 2007, having joined the organization as financial controller in 1994. Mr. Daniel graduated with a degree in commerce from University College Dublin.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Mr. Daniel is qualified to serve as a director on the basis of his valuable financial and corporate governance expertise, which brings important strategic insight to the Board as it plans our future growth.

Age: 71 Director Since: Sept. 2014 Board Committees: • Audit (Chair) • Compensation Current Public Company Directorships: • Malin Corporation plc (Chair) • global life sciences company

Horizon | 2023 Proxy Statement 10

H. Thomas Watkins Director, HemoShear Therapeutics LLC

Mr. Watkins is a member of the board of directors of HemoShear Therapeutics LLC, a private biotechnology company. He was director, president and chief executive officer of Human Genome Sciences, Inc. (HGS), a public biopharma company, from 2004 until HGS was acquired by GlaxoSmithKline in 2012. Before leading HGS, Mr. Watkins spent over twenty years in senior roles at Abbott and its affiliates in the United States and Asia, most recently serving as the president of TAP Pharmaceutical Products, Inc. (TAP), which was jointly owned by Abbott and Takeda Pharmaceutical Company, Inc. During his tenure, he led the growth of TAP from approximately $2 billion to over $4 billion in annual revenue. Mr. Watkins began his career in 1974 with Arthur Andersen & Co. From 1979 to 1985, he was a management consultant with McKinsey and Company, Inc., working with multinational companies in the United States, Europe and Japan. Mr. Watkins previously served on the board of directors of Vanda Pharmaceuticals Inc., a public biopharma company, from September 2006 until June 2022. He holds a bachelor’s degree from William and Mary, and a master of business administration degree from the University of Chicago Graduate School of Business. Mr. Watkins is in the process of completing the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University and the National Association of Corporate Directors.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Mr. Watkins is qualified to serve as a director on the basis of his valuable industry experience, which brings important strategic insight to the Board as it plans our future growth.

Age: 70 Director Since: April 2014 Board Committees: • Nominating and Corporate Governance (Chair) • Audit Current Public Company Directorships: • (none)

Pascale Witz Director, Fresenius Medical Care AG & Co. KGaA, Revvity, Inc. and Regulus Therapeutics Inc.

Ms. Witz founded PWH Advisors, a strategic consultancy firm advising healthcare and investment companies, in November 2016 and has served as its president since that time. From September 2015 to May 2016, Ms. Witz served as executive vice president, global diabetes and cardiovascular at Sanofi, a pharmaceutical company, which she joined in July 2013 as executive vice president, pharma and CHC divisions. During her tenure at Sanofi, she launched multiple medicines across three continents and strengthened the pipeline through licensing and partnerships. Prior to Sanofi, Ms. Witz served more than 17 years at GE Healthcare where, in her final role as president and chief executive officer of its pharmaceutical diagnostics business, she ran a $2 billion integrated pharmaceutical organization that encompassed research and development through commercialization. Ms. Witz also serves on the boards of directors of Fresenius Medical Care AG & Co. KGaA, a public medical supply company; Regulus Therapeutics Inc., a public biotechnology company; Revvity, Inc., a public company focused on diagnostics and life science tools; PWH Advisors; Arkuda Therapeutics, Inc., a private biopharma company; CellCarta Biosciences, a private biopharma services company; WGC Clinical Services, a private biopharma services company; and Lumanity Inc., a private technology company. She also serves as chair of RTI Surgical, Inc., a private biologics implants company. Ms. Witz previously served on the board of directors of Savencia SA, a public food and dairy company, from 2016 to 2018, and of Tesaro, Inc., then a public biopharma company, from 2018 to January 2019. Ms. Witz received her master of business administration degree in economics and marketing from INSEAD and her master of science in biochemistry from INSA Lyon. In 2023, Ms. Witz holds a CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University and the National Association of Corporate Directors, which she earned in 2022.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Ms. Witz is qualified to serve as a director on the basis of her valuable industry experience, which brings important strategic insight to the Board as it plans our future growth.

Age: 56

Director Since: August 2017

Board Committees:

•  Audit

•  Nominating and Corporate
Governance

Current Public Company Directorships:

•  Fresenius Medical Care AG
& Co. KGaA

•  medical supply company

•  Regulus Therapeutics Inc.

•  biotechnology company

•  Revvity, Inc.

•  human and environmental health company

Horizon | 2023 Proxy Statement 11

Class II – Directors Whose Terms Are Set to Expire at the 2025 Annual General Meeting of Shareholders

Michael Grey Chairman, Mirum Pharmaceuticals, Inc.; Lead Independent Director, Horizon

Mr. Grey has served as chairman of the board of directors of Mirum Pharmaceuticals, Inc., a public biotechnology company, since January 2020, and as executive chairman from March 2019 to December 2019. Before that he served as chief executive officer of Mirum from the company’s inception in March 2018. He has served as executive chairman of Spruce Biosciences, Inc., a public biotechnology company, since April 2017; as executive chairman of Reneo Pharmaceuticals, Inc., a public pharmaceutical company, since December 2017; as executive chairman of Plexium, Inc., a private biotechnology company, since August 2020 and as chairman of Sorriso Pharmaceuticals, Inc., a private biotechnology company, since June 2021. He has also served as a venture partner at Pappas Ventures since January 2010. Mr. Grey served from October 2015 to January 2017 as the president and chief executive officer of Amplyx Pharmaceuticals, Inc., a private pharmaceutical company, from September 2014 to December 2017 and then as executive chairman from January 2018 until April 2021; as chairman and chief executive officer of Reneo from May 2019 until April 2020 and as executive chairman of Curzion Pharmaceuticals, Inc., a private pharmaceutical company, from May 2019 to April 2020. From February 2011 to June 2014, Mr. Grey served as president and chief executive officer of Lumena Pharmaceuticals, Inc., a biotechnology company, which was acquired by Shire plc in June 2014. He has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including president and chief executive officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008); president and chief executive officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001) and president of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings PLC, culminating in his position as vice president, corporate development and director of international licensing. Mr. Grey served on the boards of directors of BioMarin Pharmaceutical Inc. from December 2005 until May 2021, and Mirati Therapeutics, Inc. from November 2014 to June 2021, both public biotechnology companies. Mr. Grey received a bachelor of science degree in chemistry from the University of Nottingham in the United Kingdom.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Mr. Grey is qualified to serve as a director on the basis of his extensive experience managing pharmaceutical and biopharma companies, which brings important strategic insight to the Board as it plans our future growth.

Age: 70

Director Since: Sept. 2011

Lead Independent Director Since: August 2012

Board Committees:

•  Scientific (Chair)

•  Audit

•  Nominating and Corporate Governance

Current Public Company Directorships:

•  Mirum Pharmaceuticals, Inc. (Chair)

•  biotechnology company

•  Spruce Biosciences, Inc.
(Executive Chair)

•  biotechnology company

•  Reneo Pharmaceuticals, Inc. (Executive Chair)

•  pharmaceutical company

Horizon | 2023 Proxy Statement 12

Jeff Himawan, Ph.D. Managing Director, Essex Woodlands Health Ventures, L.P.

Dr. Himawan has been a managing director of Essex Woodlands Health Ventures, a venture capital firm, since 2004. Prior to that, he was an adjunct partner at Essex Woodlands from 1999 to 2001, and he was a venture partner from 2001 to 2004. Dr. Himawan co-founded Seed-One Ventures, an early-stage venture capital firm, where he served as a managing director from 1996 to 2001. Dr. Himawan serves on the board of directors of MediciNova, Inc., a public biopharma company(1), NexEos Bio, Inc., a private biotechnology company, and Light Sciences Oncology, Inc., a private biotechnology company. Previously, Dr. Himawan served on the board of directors of Catalyst Biosciences, Inc., a public biopharma company, from 2010 to 2020. He received a bachelor of science degree in biology from the Massachusetts Institute of Technology and a doctorate in biological chemistry and molecular pharmacology from Harvard University.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that, with his doctorate in biological chemistry and molecular pharmacology and as a successful venture capitalist, Dr. Himawan brings important scientific and strategic insight to the Board as well as experience working with the investment community.

Age: 58 Director Since: July 2007 Board Committees: • Compensation • Scientific • Transaction Current Public Company Directorships: • MediciNova, Inc.(1) • biopharma company

(1)

The biographical information for our directors is as of May 31, 2023. Dr. Himawan’s service on the board of directors of MediciNova, Inc. ended on June 13, 2023. As of that date, he does not serve on any public company boards other than ours. Dr. Himawan served on the MediciNova board from 2006.

Susan Mahony, Ph.D. Director, Zymeworks Inc.

Dr. Mahony serves on the board of directors of Zymeworks Inc., a public biopharma company and Assembly Biosciences, Inc., a public biotechnology company. She served on the board of directors of Vifor Pharma AG, a public pharmaceutical company, from May 2019 until its acquisition by CSL Limited in August 2022. Previously, Dr. Mahony served as senior vice president and president of Lilly Oncology and was a member of the executive committee at Eli Lilly and Company from 2009 until her retirement in August 2018. Prior to that, Dr. Mahony served in a variety of leadership roles at Eli Lilly and Company, including senior vice president, human resources and diversity; president and general manager, Lilly Canada; and executive director, global brand development. Dr. Mahony worked in sales and marketing at Bristol-Myers Squibb Company from 1995 to 2000, at Amgen Limited from 1991 to 1995, and at Schering Plough from 1989 to 1991. Dr. Mahony also serves on the board of Chordoma Foundation, a nonprofit organization dedicated to improving the lives of those affected by chordoma. She earned bachelor of science and doctor of philosophy degrees in pharmacy from Aston University, as well as a master of business administration degree from London Business School. She was awarded an honorary doctorate from Aston University.

Qualifications:

The Nominating and Corporate Governance Committee and the Board believe that Dr. Mahony is qualified to serve as a director on the basis of her industry and leadership expertise, which brings important strategic insight to the Board as it plans our future growth.

Age: 58

Director Since: Aug. 2019

Board Committees:

•  Compensation (Chair)

•  Scientific

•  Transaction

Current Public Company Directorships:

•  Zymeworks Inc.

•  biopharma company

•  Assembly Biosciences, Inc.

•  biotechnology company

Horizon | 2023 Proxy Statement 13

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Overview

In 2022, the Board held 13 meetings and did not act by unanimous written consent without a meeting. Each Board member attended 86% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member. It is our policy to encourage directors and nominees for director to attend annual general meetings of shareholders. All current directors attended our 2022 Annual General Meeting of Shareholders.

The Board is committed to exercising good corporate governance practices. As part of this commitment, the Board regularly monitors developments in corporate governance and reviews processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, www.horizontherapeutics.com, including our Memorandum and Articles of Association, Code of Conduct and Ethics, Corporate Governance Guidelines, and the charters for the Audit, Compensation, Nominating and Corporate Governance, Scientific and Transaction Committees. The Board believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board and the robust duties of its lead independent director, empower the Board to effectively oversee our chief executive officer and provide an effective and appropriately balanced Board governance structure.

Independence of the Board of Directors

Other than Mr. Walbert, our chairman, president and chief executive officer, all members of the Board are independent, and all members of committees of the Board are independent. The Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq Stock Market (Nasdaq) listing standards: Mr. Daniel, Mr. Grey, Dr. Himawan, Dr. Mahony, Mr. Santini, Dr. Shannon, Mr. Watkins and Ms. Witz. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us. Mr. Walbert is not an independent director by virtue of his current employment with us. To determine independence, the Board reviewed all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm.

As required under applicable Nasdaq listing standards, our independent directors met four times in regularly scheduled executive sessions in 2022, at which only independent directors were present.

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics (the Code of Conduct) that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. We introduced a revised, principles-based Code of Conduct in 2021 that provides an instructive set of principles, guidelines and tools to operate our business in an ethical and compliant way. The Code of Conduct is available in the investor relations section of our website at www.horizontherapeutics.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into this Proxy Statement. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure

The Board has determined that the current leadership structure, in which the offices of chairman and chief executive officer are held by one individual and an independent director acts as lead independent director, ensures that the appropriate level of oversight, independence and responsibility is applied to all Board decisions, including risk oversight, and is in our best interests and those of our shareholders.

Chairman/Chief Executive Officer

The Board is currently chaired by our president and chief executive officer, Mr. Walbert. We believe that combining the positions of chief executive officer and chairman of the Board helps to ensure that the Board and management act with a common purpose for the following reasons:

•	coherent leadership and direction for the Board and executive management;

•	clear accountability and a single focus for the chain of command to execute our strategic initiatives and business plans;

Horizon | 2023 Proxy Statement 14

•	Mr. Walbert’s extensive industry expertise, external public board experience, leadership experience and history and knowledge of our business; and

•

by leading management and chairing the Board, we benefit from Mr. Walbert’s strategic and operational insights, enabling a focused vision encompassing the full range, from long-term strategic direction to day-to-day execution.

Lead Independent Director

We require the election, by the independent directors of the Board, of a lead independent director to serve during any period when there is no independent chairman of the Board. Because Mr. Walbert is currently serving as chief executive officer and chairman of the Board, the independent directors of the Board elected Mr. Grey as the lead independent director. The lead independent director serves as the liaison between the chairman of the Board and the independent directors. The responsibilities of the lead independent director include:

•	facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and sessions where the chairman of the Board is not present;

•	establishing the agenda for meetings of the independent directors, and reviewing and approving matters, schedule sufficiency, and, where appropriate, information provided to other Board members;

•	having the authority to call meetings of the independent directors and, if requested by major shareholders, ensuring that he is available for consultation and direct communication; and

•

conveying messages from meetings of the independent directors to the chief executive officer and making himself available to discuss with other directors any concerns they may have about us or our performance.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Horizon.

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which financial risk assessment and management is undertaken and provides oversight of the performance of our internal audit function and external auditors. The Audit Committee also reviews and receives regular briefings concerning information security and technology risks.

Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Our Nominating and Corporate Governance Committee reviews our key enterprise risks and risk-management strategies, as well as monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct, and monitors compliance with legal, regulatory and ethical requirements.

Our Scientific Committee reviews our R&D programs and evaluates R&D opportunities from a scientific perspective, including the risks related to such matters.

Our Transaction Committee evaluates potential strategic transactions and financing opportunities, including the risks that such transactions could pose to Horizon.

Cybersecurity

Horizon is committed to protecting our company’s information technology systems. We manage information technology (IT) systems that facilitate commercial, supply chain and regulatory activities; maintain our financial data; and store employee and customer data. We have protocols, policies and tools in place to mitigate cybersecurity risk. They also provide the administrative, technical, and physical safeguards to ensure the security, confidentiality, integrity and availability of confidential information and personal information from unauthorized access, use, disclosure, alteration, destruction or theft. In addition, we engage an independent third party annually to assess our IT general controls and IT security. The Audit Committee and full Board is briefed by our chief information officer at least twice a year on our cybersecurity risk management programs and the overall

Horizon | 2023 Proxy Statement 15

cybersecurity risk environment. The briefing includes discussions on topics such as information security and technology risks, cybersecurity, information risk management strategies and progress and cybersecurity and data protection training initiatives for employees, among others. To our knowledge, we have not experienced a material information security breach nor incurred any penalties or settlements regarding information security.

Pascale Witz, one or our Board members, holds a CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University and the National Association of Corporate Directors. H. Thomas Watkins, also a Board member, is in the process of obtaining the same cybersecurity oversight certification.

Director Assessment and Board Refreshment

The Nominating and Corporate Governance Committee believes that a strong director assessment process and periodic Board refreshment enhances the effectiveness of the Board and is an essential element of sound corporate governance.

Director assessment is conducted on an annual basis at both the full Board and individual director level:

Annual Board Member Self-Assessment: The director self-assessment process typically begins in August, when a telephonic survey is conducted with each director by a third party, generally a partner from our external legal counsel. The telephonic survey, which is updated annually, allows the interviewer to more fully assess and understand the needs, comments and patterns resulting from the individual conversations. This interview process elicits each director’s opinions on the overall effectiveness of the Board and its committees, the information the Board receives, the conduct of Board meetings, communication among directors and management, the oversight of key business risks and environmental, social and governance issues, Board composition, and any other matters that any director wishes to raise. The results are summarized in an anonymous matter and reviewed by the Nominating and Corporate Governance Committee during its fourth-quarter meeting and key findings and observations are reported to the full Board for discussion and action, if appropriate. This process has resulted in several meaningful improvements to the effectiveness of our Board meetings and timing and means of providing information to the Board.

Annual Board Member Review: A thorough and in-depth review is conducted for the directors whose term will expire at the next annual general meeting of shareholders. The review assesses each director based on his or her Board and committee experience to date and the skills and experiences deemed appropriate to meet the current and future needs of Horizon and the Board. The review consists of a three-part process to determine if each director should seek another three-year term.

•

The Chair of the Nominating and Corporate Governance Committee conducts one-on-one reviews with each director to ensure maximum frankness, confidentiality and respect for the individual. These meetings are designed to gain the directors’ perspective on their contributions to the Board and whether they believe continuing for another term is appropriate and advisable.

•	The Chair of the Nominating and Corporate Governance Committee then meets individually with the members of the Nominating and Corporate Governance Committee to seek their views on the directors.

•

Finally, the Chair of the Nominating and Corporate Governance Committee meets with the chairman of the Board and lead independent director to share the results of the reviews and determine the outcome.

As a result of our Board assessment process, since 2017, two prior directors did not stand for re-election and three new directors have been added to the Board. Each of our new directors, two of whom are female, have brought new and different skills, experience and qualifications to the Board.

Director Selection

The Nominating and Corporate Governance Committee employs a rigorous, thorough and in-depth process to identify director candidates and recommend the strongest possible director nominees to the full Board.

First, the Nominating and Corporate Governance Committee deliberates on and determines the skills and experience that would best serve the Board and Horizon and that would address any gaps identified in the annual assessment process.

An executive search firm is then retained to assist in identifying prospective candidates. In addition, the Nominating and Corporate Governance Committee considers director candidates recommended by shareholders, directors and other sources. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual general meeting may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee no later than the close of business on the 90th day nor earlier than the

Horizon | 2023 Proxy Statement 16

close of business on the 150th day prior to the first anniversary of the date our proxy statement was first released to shareholders in connection with the preceding year’s annual general meeting at Horizon Therapeutics plc, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, Attention: Company Secretary. Submissions must include the same information required for the shareholder nomination of persons to be elected to the Board at an annual general meeting set forth in “Other information – Shareholder Proposals” in this Proxy Statement. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. In the event that the date of an annual general meeting is changed by more than 30 days from the first anniversary date of the prior year’s annual general meeting, such written recommendation must be delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 90th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such annual general meeting is first made. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not.

When selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee consider the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, a candidate is expected to have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with our business and industry, having high moral character and mature judgment and being able to work collegially with others. In addition, factors such as the following may be considered:

•

the independence standards as set forth in the applicable Nasdaq listing standards, the presence of any material interests that could cause a conflict between our interests and the interests of the director nominee, and the director nominee’s ability to exercise his or her best business judgment in the interest of all shareholders;

•

the knowledge, skills and experience of the director nominee, including experience in the industry in which Horizon operates, as well as in the general areas of clinical development, business, finance, management and public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

the director nominee’s ability to devote sufficient time to the business of the Board and at least one of the standing committees of the Board, in light of the number of other boards on which the director nominee serves (for profit and not-for-profit) and the other business and professional commitments of the director nominee;

•	the appropriate size and the diversity of the Board;

•	how the director nominee’s skills and experience would complement and enhance the Board’s overall mix of skills and experience; and

•	the director nominee’s experience with accounting rules and practices.

Before the Nominating and Corporate Governance Committee recommends a qualified director nominee to the Board for consideration, the nominee is interviewed by each Board member and meets with the chief executive officer and other senior executives.

Director Commitments

The Nominating and Corporate Governance Committee and the Board believe that all directors should have sufficient time and attention to devote to Board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to Board duties, the Nominating and Corporate Governance Committee considers, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Our Corporate Governance Guidelines also require that non-employee directors seek approval from the Chairman or the lead independent director in advance of accepting an invitation to serve on any additional corporate boards or board committee of another company. Management members of the Board must advise the lead independent director and consult with the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the board of another company and should only do so to the extent such service would not detract from his or her ability to fulfill his or her management functions at the Company. The Nominating and Corporate Governance Committee and our Board believe that each of our directors has demonstrated the ability to devote sufficient time and attention to Board duties and to otherwise fulfill the responsibilities required of directors.

At our 2022 Annual General Meeting of Shareholders, Michael Grey, our lead independent director who was standing for election, received a lower level of support than the other two directors standing for election, which we believe was due primarily to one proxy advisory firm deeming Mr. Grey to be “overboarded” in light of his other public company board commitments.

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During our subsequent outreach to shareholders, we shared our belief that Mr. Grey’s commitment to our Board has not been impacted by his outside obligations, and that he continues to demonstrate excellence in his performance as a member and lead independent director of our Board. Specifically, we noted: his perfect attendance record at all of our Board and relevant committee meetings for the previous three years (aside from a conflict-of-interest recusal in 2021) as well as the regularly scheduled meetings with the CEO in between Board meetings; he does not hold any committee membership roles on his other public company boards; and that none of the other public company boards have cited concerns with Mr. Grey’s performance or ability to fulfill his obligations. During the discussions, shareholders acknowledged Mr. Grey’s past contributions and commitment to our Board and did not indicate any expectation of immediate action on the part of Horizon or Mr. Grey as a result of his other public company board engagements.

Tim Walbert, our chairman, president and chief executive officer, who is standing for election at our 2023 Annual General Meeting, serves on two outside boards of public companies. Mr. Walbert takes his commitment to our Company very seriously and carefully considers his outside board commitments and the time each involves. He is confident in being able to meet the commitments for Horizon as well as the other companies on whose boards he serves. He continues to prove his ability as a strong chief executive officer and chairman of the Horizon Board, and Horizon’s performance while he has served on the outside boards supports his confidence. It is the belief of the Nominating and Corporate Governance Committee, as well as that of our Lead Independent Director Michael Grey, that Mr. Walbert’s commitment to the Board and Horizon have not been unfavorably impacted by his outside obligations. His strong leadership and focus on execution have generated substantial value for our shareholders. Furthermore, his service on the other boards broadens his experience, knowledge and insights, which in turn enhances his role as chief executive officer of Horizon.

Diversity Policy

The Board believes that maintaining a diverse membership enhances the Board’s deliberations and enables the Board to better represent all of Horizon’s constituents, and as such has a formal diversity policy. As part of the policy, the Nominating and Corporate Governance Committee annually reviews the tenure, performance and contributions of existing Board members to the extent they are candidates for re-election and considers all aspects of each candidate’s qualifications and skills with the goal of ensuring the Board has diversity of experience and perspectives as well as race, gender, geography, and areas of expertise. To further this goal, the Board is committed to including in each director search highly qualified candidates who reflect diverse experiences and backgrounds, including diversity of gender and race. The diversity policy is available on our website at www.horizontherapeutics.com. The Nominating and Corporate Governance Committee and the Board assesses the effectiveness of our diversity policy through its periodic evaluation of the composition of the full Board.

Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual General Meeting of Shareholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee. See the “Director Selection” section of this Proxy Statement above for additional information.

Committees of the Board of Directors

The Board has five standing committees:

•	Audit Committee

•	Compensation Committee

•	Nominating and Corporate Governance Committee

•	Scientific Committee

•	Transaction Committee

All committees comprise independent directors within the meaning of the applicable Nasdaq listing standards. A description of each committee of the Board is provided below.

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The following table provides membership and meeting information for fiscal year 2022 for each of the Board committees:

	Audit	Compensation	Nominating and Corporate Governance	Scientific(1)	Transaction
Timothy P. Walbert

William F. Daniel

Michael Grey ( )

Jeff Himawan, Ph.D.

Susan Mahony, Ph.D.

Gino Santini

James Shannon, M.D.

H. Thomas Watkins

Pascale Witz

Total meetings in fiscal year 2022	5	9	4	3	7

= Chair	= Member	= Lead Independent Director

(1)	The Scientific Committee was established in April 2022.

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to, among other things:

•	our corporate accounting and financial reporting practices;

•	the system of internal control over financial reporting;

•	the audit process;

•	the quality and integrity of our financial statements;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•	the qualifications, independence and performance of our internal audit function; and

•	major financial risk exposures, information security and technology risks (including cybersecurity).

The independent registered public accounting firm, internal audit and management each periodically meet privately with the Audit Committee.

The Board has determined that each of Mr. Daniel, Mr. Grey, Mr. Watkins and Ms. Witz meets the independence requirements of Rule 10A-3 of the Exchange Act and the Nasdaq listing standards with respect to Audit Committee members. The Board has also determined that each of Mr. Daniel, Mr. Grey, Mr. Watkins and Ms. Witz qualify as an “audit committee financial expert” within the meaning of applicable SEC rules. In making this determination, the Board has considered their formal education, the nature and scope of their previous experience and their financial and corporate governance expertise. Each of our independent registered public accounting firm, internal audit and management periodically meet privately with our Audit Committee.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022, with Horizon management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public

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Company Accounting Oversight Board (PCAOB). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Audit Committee

William F. Daniel, Chair

Michael Grey

H. Thomas Watkins

Pascale Witz

Compensation Committee

The Compensation Committee:

•	oversees, reviews and approves or recommends for adoption our compensation policies, plans and programs;

•	reviews and approves or recommends to the full Board, as appropriate, the compensation to be paid to our executive officers and directors;

•	conducts compensation risk assessments; and

•	prepares and reviews the Compensation Committee report included in our annual Proxy Statement.

In making its compensation decisions and recommendations, the Compensation Committee may take into account the recommendations of the chief executive officer and other senior management. Other than giving such recommendations, however, the chief executive officer and other senior management have no formal role and no authority to determine the amount or form of executive and director compensation. The processes and procedures used by the Compensation Committee for the consideration and determination of executive compensation are described in the section of this Proxy Statement captioned, ‘‘Compensation Discussion and Analysis – Setting Executive Compensation.’’

The Compensation Committee may, at our expense, retain legal counsel (which may, but need not be, our regular corporate counsel) and other consultants and advisors, other than in-house legal counsel and certain other types of advisors, to assist it with its functions only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. The Compensation Committee has authority to approve such advisors’ fees and other retention terms and to terminate its relationship with any advisor that it retains. In addition, the Compensation Committee has authority to delegate its responsibilities to subcommittees or individual committee members.

The Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), as its independent consultant since 2016. For additional information regarding our processes and procedures for the consideration and determination of executive and director compensation, including the role of Aon in determining and recommending executive and director compensation and the aggregate cost of Aon’s executive and director compensation consulting services during 2022, see the sections of this Proxy Statement entitled “Compensation Discussion and Analysis – Setting Executive Compensation” and “Non-Employee Director Compensation.” With respect to non-employee director compensation matters, our Compensation Committee recommends to our Board and our Board determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors are described under the section of this Proxy Statement entitled “Non-Employee Director Compensation.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of Horizon. None of our executive officers currently serves, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions on behalf of the Board, including, but not limited to:

•	making recommendations to the Board regarding corporate governance issues;

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•	identifying, reviewing and evaluating candidates to serve as our directors consistent with criteria approved by the Board and reviewing and evaluating incumbent directors;

•	serving as a focal point for communication between such candidates, non-committee directors and our management;

•	nominating candidates to serve as directors;

•	overseeing the annual director assessment process, board refreshment and director education;

•	making other recommendations to the Board regarding affairs relating to our directors;

•	overseeing our key enterprise risks and risk-management strategies;

•	overseeing environment, social and governance (ESG) matters relevant to Horizon’s business, including company policies and public disclosures; and

•	providing oversight assistance in connection with our legal, regulatory and ethical compliance programs, policies and procedures as established by management and the Board.

The process used by the Nominating and Corporate Governance Committee to identify a nominee to serve as a member of the Board depends on the qualities being sought. The Board engages an executive search firm to assist the Nominating and Corporate Governance Committee in identifying individuals qualified to be Board members. The process used by the Nominating and Corporate Governance Committee to identify nominees is described in the section of this Proxy Statement captioned, ‘‘Director Selection” above.

Scientific Committee

The functions of the Scientific Committee include, but are not limited to:

•

reviewing our R&D programs and activities, including progress against development goals and timelines, clinical trial design and execution, preclinical and clinical data and scope and progress of research activities;

•

assisting in the review and evaluation from a scientific perspective of R&D opportunities, including potential licensing, collaboration, acquisition or other similar transactions involving R&D programs or technology;

•

reporting to and advising the Board regarding the quality, direction and competitiveness of our R&D programs and capabilities, providing strategic recommendations to the Board on such R&D programs and capabilities and reviewing, evaluating and advising the Board regarding our progress in achieving our long-term strategic R&D goals and objectives;

•	assisting our management, as needed, in identifying experts to provide strategic scientific, medical, regulatory and technical advice regarding our R&D programs and opportunities;

•	reviewing our R&D organization and personnel, including capabilities and needs, and discussing findings and advice with management and the Board, as appropriate; and

•

identifying and discussing significant emerging discoveries, trends and issues in science, regulatory matters and technology relevant to our business and providing input to our management team and the Board, as appropriate, regarding our R&D strategy or activities.

Transaction Committee

The functions of the Transaction Committee include, but are not limited to:

•

reviewing, considering and evaluating proposed product or business acquisitions or divestitures, licensing, distribution, promotion, collaboration and other commercial agreements and arrangements, joint ventures, and any other business development transactions;

•	reviewing, considering and evaluating proposed financing opportunities, including the issuance of equity, debt and convertible securities;

•	reviewing, considering and evaluating proposed modifications to Existing Debt Dealings (as defined in the charter of the Transaction Committee);

•	monitoring negotiations and other communications with third parties in connection with potential business development transactions, financing opportunities and debt discharge opportunities;

•	meeting with management to identify and develop Board focus on issues and opportunities that will further our business development strategy;

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•	periodically reviewing and evaluating prior transactions and financings for consistency with, and achievement of, our strategic business goals, objectives or plans; and

•

authorizing potential business development transactions, other business growth and diversification opportunities, general financing opportunities and opportunities for Existing Debt Dealings that the Transaction Committee determines to fall within the scope of our goals and business development strategy and that are in the best interest of our shareholders.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Company Secretary of Horizon Therapeutics plc at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland or by communicating online to the Board as a group. This information and an online communications form are available on our website at www.horizontherapeutics.com. Each communication will be reviewed by our Company Secretary to determine whether it is appropriate for presentation to the Board or such director on a periodic basis. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Our directors perform a critical role in guiding Horizon’s strategic direction and overseeing management. Being a director entails many responsibilities and a substantial time commitment. Our compensation program for our non-employee directors reflects the critical function they perform and enables us to attract and retain highly qualified directors.

All current non-employee members of the Board are independent. Non-employee directors receive a combination of annual cash retainers and restricted stock unit (RSU) grants in amounts that correlate to their responsibilities and levels of Board participation, including service on Board committees. Our only employee director, Mr. Walbert, receives no separate compensation for his service as a director or chairman of the Board.

Highlights

•	The Compensation Committee works to ensure that our non-employee director compensation is in line with compensation offered by peer companies that compete with us for director talent.

•

Our non-employee director compensation is designed to address the time, effort, expertise and accountability required of active Board membership. It also takes into consideration the substantial travel commitment on the part of our directors as a result of being an Irish headquartered company.

•	The annual cash compensation we pay our non-employee directors is based on their positions on the Board or the committees of the Board. We do not compensate Board members on a per-meeting basis.

•	The annual equity award granted to non-employee directors is made in RSUs only and does not include stock options.

•	The Compensation Committee reviews our non-employee director compensation annually.

•	Our non-employee director share ownership guidelines are industry-competitive.

Peer Groups

As an Irish headquartered company traded in the United States, we consider our non-employee director compensation, both in amount and structure, against two peer groups:

•	13 U.S.-traded, biotech and pharmaceutical companies we use for executive compensation comparative purposes (see “Compensation Discussion and Analysis—Setting Executive Compensation—Peer Group”); and

•

six Irish-domiciled, U.S.-listed biotech and pharmaceutical companies: Alkermes plc, Amarin Corporation plc, Endo International plc, Jazz Pharmaceuticals plc, Perrigo Company and Prothena Corporation plc.

Jazz Pharmaceuticals plc is in both peer groups.

Compensation Program

Our Compensation Committee reviews the compensation for our non-employee directors annually. To assist with the review, Aon, an independent compensation consultant, prepares a comprehensive assessment of our non-employee director compensation program, which includes:

•	benchmarking director compensation against the same peer group used for executive compensation purposes;

•	reviewing any feedback received during our shareholder engagement program;

•	reviewing recent director compensation trends; and

•	reviewing related corporate governance best practices.

As part of the most recent review, conducted in October 2022, our Compensation Committee determined that:

•	our non-employee director compensation philosophy is aligned with that of our peers;

•	our mix of cash and equity appropriately balances short- and long-term needs;

•

our annual cash program was positioned competitively, with the exception of the cash retainers for the Compensation Committee, which were positioned at the 25th percentile; as a result, the Compensation Committee amended our compensation policy for non-employee directors to provide that the annual cash compensation paid to the members of

Horizon | 2023 Proxy Statement 23

our Compensation Committee and to the chair of our Compensation Committee would be $15,000 and $25,000, respectively; and

•	our average director pay otherwise approximates the 50th to 75th percentile of our peers.

Cash Compensation

Our compensation policy for non-employee directors who are not affiliated with any holder of more than 5% of our ordinary shares provides for annual cash compensation as set forth in the following table. The cash compensation is generally payable in equal quarterly installments at the end of each quarter in which the services are provided. For any independent director who joins after the beginning of the quarter, the cash compensation is pro-rated based on days served in that first partial quarter.

Director Position	Annual Cash Compensation
Non-executive chairman or lead independent director(1)	$115,000
All other non-employee directors(2)	$75,000
Committee chair fees
Audit	$30,000
Compensation(3)	$25,000
Nominating and Corporate Governance	$20,000
Scientific	$20,000
Transaction	$20,000
Non-chair committee member fees
Audit	$15,000
Compensation(4)	$15,000
Nominating and Corporate Governance	$10,000
Scientific	$12,500
Transaction	$12,500

(1)	In April 2022, the Board increased the amount to $115,000 from the previous amount of $100,000.

(2)	In April 2022, the Board increased the amount to $75,000 from the previous amount of $60,000.

(3)	In October 2022, the Compensation Committee increased the amount to $25,000 from the previous amount of $20,000.

(4)	In October 2022, the Compensation Committee increased the amount to $15,000 from the previous amount of $10,000.

Under our compensation policy, we reimburse our directors for their travel-related expenses, including lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.

Equity Compensation

On the date of each Annual General Meeting of Shareholders that coincides with or follows the non-employee director’s initial appointment or election to the Board, eligible non-employee directors will automatically be granted RSUs with an aggregate value of $400,000, which will vest in full upon the earlier of the (i) first anniversary of the date of grant and (ii) date of the next Annual General Meeting of Shareholders.

Any eligible non-employee director who is first elected or appointed to the Board on any date other than an Annual General Meeting of Shareholders will automatically be granted RSUs on the date that they are first elected or appointed to the Board with a value equal to the annual RSU grant, prorated based on the number of days between such non-employee director’s start date and the one-year anniversary of the date of the Annual General Meeting of Shareholders that most recently preceded such start date, which will vest in full upon the earlier of (i) the first anniversary of the date of the Annual General Meeting of Shareholders that most recently preceded such director’s start date and (ii) the date of the next Annual General Meeting of Shareholders.

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Non-Employee Director Compensation Table

The following table sets forth compensation information for our non-employee directors who earned or received compensation under our compensation policy for non-employee directors or otherwise in 2022:

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation		Total
William F. Daniel	$112,500	$399,987	$10,000	(3)	$522,487
Michael Grey	$151,250	$399,987	—		$551,237
Jeff Himawan, Ph.D.	$104,375	$399,987	—		$504,362
Susan Mahony, Ph.D.	$114,375	$399,987	—		$514,362
Gino Santini	$95,000	$399,987	—		$494,987
James Shannon, M.D.	$110,625	$399,987	—		$510,612
H. Thomas Watkins	$106,250	$399,987	—		$506,237
Pascale Witz	$96,250	$399,987	—		$496,237

(1)

The amounts shown in this column reflect the grant date fair value of the awards issued to our non-employee directors during 2022, calculated in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (ASC Topic 718). See the assumptions used in Note 19, Share-Based and Long-Term Incentive Plans, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

The aggregate number of shares subject to outstanding stock options and RSU awards held as of December 31, 2022, by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2022 and prior calendar years, are as follows: 108,240 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Mr. Daniel; 114,954 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Mr. Grey; 86,406 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Dr. Himawan; 3,913 shares subject to outstanding RSUs for Dr. Mahony; 114,954 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Mr. Santini; 52,161 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Dr. Shannon; 154,954 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Mr. Watkins; and 84,393 shares subject to outstanding stock options and 3,913 shares subject to outstanding RSUs for Ms. Witz.

(3)	Represents an annual fee paid to Mr. Daniel in 2022 associated with his service as a non-executive director on the board of one of our wholly owned subsidiaries, Horizon Therapeutics Ireland DAC.

Non-Employee Director Share Ownership Guidelines

We have share ownership guidelines for our non-employee directors. The share ownership guidelines were amended in October 2021 and require that each director accumulate an ownership interest in our ordinary shares with a value equal to at least 5x the annual cash board service retainer within five years of the date the non-employee director first becomes subject to the guidelines.

Individual ownership interest versus the guidelines is reviewed annually using an average share price for a calendar quarter prior to the review date. Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including stock units that have vested but not yet settled); shares subject to RSUs that have not vested; and shares held in trust for the benefit of the individual or his/her spouse.

All of our non-employee directors subject to the share ownership guidelines met the guidelines as of December 31, 2022.

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EXECUTIVE OFFICERS

The following table sets forth information regarding executive officers as of May 31, 2023:

Name	Age	Position with the Company
Executive Officers
Timothy P. Walbert	56	Chairman, President and Chief Executive Officer
Sean M. Clayton(1)	44	Executive Vice President, General Counsel
Aaron L. Cox(2)	40	Executive Vice President, Chief Financial Officer
Michael A. DesJardin	65	Executive Vice President, Technical Operations and Corporate Quality
Andy Pasternak	52	Executive Vice President, Chief Strategy Officer
Jeffrey W. Sherman, M.D., FACP	68	Executive Vice President, Chief Medical Officer
Elizabeth H.Z. Thompson, Ph.D.	48	Executive Vice President, Research and Development

(1)	Mr. Clayton joined us on February 28, 2022.

(2)	Mr. Cox became our executive vice president, chief financial officer on May 16, 2022.

The following biographical information for our executive officers other than Mr. Walbert, whose biographical information is included in Proposal 1, is as of May 31, 2023.

Executive Officers

Sean M. Clayton. Mr. Clayton has served as our executive vice president, general counsel since February 2022. Prior to joining Horizon, Mr. Clayton was a partner at Cooley LLP, a global law firm, where he practiced from October 2004 until February 2022, most recently as the head of the firm’s San Diego corporate practice. Before that, Mr. Clayton served as a law clerk to Judge Irma E. Gonzalez (Ret.) of the U.S. District Court for the Southern District of California. Mr. Clayton received a bachelor of arts degree in political science and economics from the University of California, San Diego and a juris doctorate degree from Stanford Law School.

Aaron L. Cox. Mr. Cox has served as our executive vice president, chief financial officer since May 2022. Mr. Cox previously served as executive vice president, finance from November 2021 to May 2022; as senior vice president, corporate development, in addition to serving as chief of staff for Timothy P. Walbert, from July 2017 to November 2021; as senior director, business development, from May 2017 to July 2017 and as director, business development from April 2016 to May 2017. Prior to joining Horizon in April 2016, Mr. Cox served as vice president, capital markets at BMO Capital Markets from July 2012 to April 2016, and before that, he held investment banking roles at Stout from 2007 to 2010 and JMP Securities from 2005 to 2006. Mr. Cox received a master of business administration from the University of Chicago and a bachelor of business administration in finance from the University of Notre Dame.

Michael A. DesJardin. Mr. DesJardin has served as our executive vice president, technical operations and corporate quality since February 2017. Mr. DesJardin previously served as our senior vice president, technical operations from October 2016 to November 2016 and as our senior vice president, life cycle management from December 2016 to January 2017. Mr. DesJardin joined Horizon from Raptor Pharmaceutical Corp. (Raptor), a public biopharma company, in October 2016 as part of the Raptor acquisition. While at Raptor, Mr. DesJardin was the senior vice president of technical operations from April 2015 to October 2016. Prior to that, Mr. DesJardin served as senior vice president of product development at Jazz Pharmaceuticals plc (formerly Jazz Pharmaceuticals, Inc.) from July 2004 to March 2015. Mr. DesJardin spent nine years as an executive director and engineering fellow at ALZA Corporation and spent 15 years at the Dow Chemical Company working in pharmaceutical and agricultural chemical development for Marion Merrill Dow. Mr. DesJardin has over 40 years of experience in pharmaceutical development. Mr. DesJardin received a bachelor of science degree in chemical engineering from the University of California, Berkeley, and is a registered professional engineer in the State of California.

Andy Pasternak. Mr. Pasternak has served as our executive vice president, chief strategy officer since March 2020 and previously served as our executive vice president, chief business officer from November 2019 until March 2020. Prior to joining Horizon, Mr. Pasternak served as a partner of Bain & Company, Inc., a global management consulting firm, from 2008 until October 2019, where he most recently led Bain & Company’s healthcare practice in the Americas and was a member of the mergers and acquisition practice. Mr. Pasternak earned a master of business administration degree from the University of Chicago and a bachelor of arts degree in economics from Northwestern University.

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Jeffrey W. Sherman, M.D., FACP. Dr. Sherman has served as our executive vice president, chief medical officer since January 2018. From September 2014 to January 2018, Dr. Sherman served as our executive vice president, research and development and chief medical officer. He joined Horizon in 2009 as our executive vice president, development, manufacturing, regulatory affairs and chief medical officer. Prior to joining Horizon, Dr. Sherman served as president and board member of the Drug Information Association (DIA), a nonprofit professional association of members who work in government regulatory, academia, patient advocacy and the pharmaceutical and medical device industry. Before that he held other management roles at IDM Pharma, Inc., Takeda Global Research & Development, NeoPharm, Inc. and G.D. Searle, LLC/Pharmacia. Dr. Sherman serves on the board of directors of Xeris BioPharma Holdings, Inc., a public biopharmaceutical company (Xeris BioPharma), and previously served on the board of directors of Strongbridge Biopharma plc from October 2016 until October 2021 and Xeris Pharmaceuticals Inc. (Xeris) from April 2018 until October 2021. Xeris acquired Strongbridge in October 2021 and in connection therewith both Xeris and Strongbridge became wholly owned subsidiaries of Xeris BioPharma. He also serves on the board of directors of Sorriso Pharmaceuticals, Inc., a private biotechnology company, the Biotechnology Innovation Organization (BIO) Health Section Governing Board and the board of advisors of the Center for Information and Study on Clinical Research Participation (CISCRP). He is an adjunct assistant professor of Medicine at the Northwestern University Feinberg School of Medicine and a diplomat of the National Board of Medical Examiners and the American Board of Internal Medicine. Dr. Sherman received his medical degree from the Rosalind Franklin University/ Chicago Medical School.

Elizabeth H.Z. Thompson, Ph.D. Dr. Thompson has served as our executive vice president, research and development since March 2021. Previously she served as our group vice president, development and external search from January 2020 to March 2021, and as our vice president, clinical development (rare disease) from June 2018 to January 2020. Prior to joining Horizon, she was with AbbVie as group scientific director, clinical development from April 2017 to May 2018 and senior scientific director, clinical development, from September 2015 to April 2017. While at AbbVie, she was the clinical lead for risankizumab (SKYRIZI), supporting global submissions and approvals. Before AbbVie, Dr. Thompson held roles at Raptor, InterMune and Amgen in a career spanning clinical development, business development and medical communications. Dr. Thompson received a bachelor of science degree in chemistry from Harvey Mudd College and a doctorate in macromolecular and cellular structure and chemistry from The Scripps Research Institute.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) discusses the compensation philosophy, policies and principles underlying our executive compensation decisions made for the 2022 fiscal year. This CD&A provides qualitative information on the factors relevant to these decisions and the manner in which compensation is awarded to the following executive officers who have been named in the Summary Compensation Table included in this Proxy Statement and whom we refer to as our named executive officers (NEOs). For additional information regarding our 2022 performance highlights and our 2022 executive compensation program, including the effective alignment between executive compensation and our performance, please see “Proposal 3 – Advisory Vote on Executive Compensation.”

Timothy P. Walbert	Chairman, President and Chief Executive Officer

Aaron L. Cox(1)	Executive Vice President, Chief Financial Officer

Paul W. Hoelscher(2)	Former Executive Vice President, Chief Financial Officer

Sean M. Clayton(3)	Executive Vice President, General Counsel

Elizabeth H.Z. Thompson, Ph.D.	Executive Vice President, Research and Development

Andy Pasternak	Executive Vice President, Chief Strategy Officer

(1)	Mr. Cox became our executive vice president, chief financial officer in May 2022.

(2)	Mr. Hoelscher retired from Horizon in May 2022.

(3)	Mr. Clayton joined Horizon in February 2022.

CD&A Reference Guide

Our Pay Program	Page 29

Compensation Program and Governance	Page 30

Compensation Objectives	Page 30

Setting Executive Compensation	Page 31

Elements of Executive Compensation	Page 33

Base Salary	Page 33

Short-Term Incentive Program: Annual Bonus	Page 34

Long-Term Incentive Program	Page 36

Additional Compensation Policies and Practices	Page 40

2022 Performance

We delivered strong corporate performance during 2022. Highlights include:

•	Successfully negotiated a strategic transaction process resulting in the agreement with Amgen to acquire Horizon for $116.50 per share

•	Total shareholder return (TSR) for one, three and five years of 5.6%, 214.4% and 679.5%, respectively, outperforming the Nasdaq Biotechnology Index (NBI) for all three periods

•	Strong year-over-year growth:

•	Increased full-year 2022 net sales 12% to $3.6 billion, including strong year-over-year growth for all three of our growth-driver medicines:

•	Increased full-year 2022 TEPEZZA net sales 18% to $2.0 billion

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•	Increased full-year 2022 KRYSTEXXA net sales 27% to $716.2 million

•	Increased full-year 2022 UPLIZNA net sales 154% to $154.6 million

•	Full-year 2022 GAAP net income of $0.5 billion; full-year 2022 adjusted EBITDA increased 7% to $1.4 billion

•

In 2022, GAAP net income and non-GAAP net income were $0.5 billion and $1.1 billion, respectively. Non-GAAP net income and adjusted earnings before interest, taxes, depreciation and amortization and other amounts (adjusted EBITDA) are non-GAAP measures.(1)

•	Cash and cash equivalents at December 31, 2022 of $2.4 billion, representing an increase of over $750 million versus December 31, 2021

•	Made significant progress on our strategy to maximize the value of our on-market medicines, expand our pipeline and expand our global presence:

•	Obtained U.S. FDA approval for an expanded KRYSTEXXA label to include co-administration with methotrexate

•	Announced the initiation of five clinical trials in 2022, including the TEPEZZA OPTIC-J Phase 3 trial in thyroid eye disease (TED) in Japan to support our global expansion efforts

•	Completed enrollment in TEPEZZA chronic/low clinical activity score (CAS) TED Phase 4 trial

•	Announced positive topline data for several trials, including two dazodalibep Phase 2 trials, one in Sjögren’s syndrome and one in rheumatoid arthritis

•

Expanded our pipeline through agreements with Q32 Bio to develop its pipeline candidate ADX-914 for the treatment of autoimmune diseases, as well as through a research collaboration with Xeris for a subcutaneous injection formulation of TEPEZZA

•

Continued to advance our global expansion of UPLIZNA and TEPEZZA, obtaining regulatory approval for UPLIZNA for neuromyelitis optica spectrum disorder (NMOSD) in the EU and Brazil, and submitting a regulatory filing for teprotumumab for TED in Brazil

•	Presented new data on TEPEZZA, UPLIZNA and KRYSTEXXA at multiple medical meetings

•	In addition, we:

•

Announced a share repurchase program of up to $500 million and completed the repurchase of ordinary shares in the amount of $250 million as of December 31, 2022, for an average price paid per share of $64.53

•	Published our inaugural Sustainability Accounting Standards Board (SASB) Index

•	Continued to be recognized as a top workplace in multiple well-known published rankings

(1)

We use and provide these non-GAAP financial measures so that our investors have a more complete understanding of our financial performance. In addition, these non-GAAP financial measures are among the indicators we use for planning and forecasting purposes and for measuring our financial performance. Please refer to the discussion of non-GAAP financial measures and the reconciliations thereof to GAAP measures included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 113 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Net sales and adjusted EBITDA growth percentages represent year-over-year growth over full-year 2021.

Prior TSR results are not intended to forecast or be indicative of possible future performance of our ordinary shares.

Our Pay Program

Our Board has delegated responsibility for creating, reviewing and making recommendations regarding the compensation of our executive officers to the Compensation Committee of the Board (Compensation Committee), which is composed of independent directors under SEC regulations and the Nasdaq Listing Rules. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to annually review and approve or make recommendations to our Board.

Say-on-Pay Results and Shareholder Engagement

Our say-on-pay vote held at our 2022 annual meeting of shareholders was supported by 91% of the votes affirmatively cast, excluding abstentions and broker non-votes. While this vote was only advisory, our Compensation Committee interpreted it to be a very positive affirmation from our shareholders that they strongly endorse our historical compensation philosophy, policies and decisions. Accordingly, the Compensation Committee determined to not make any significant changes in how it went about reviewing and setting compensation levels for our executives as a result of the 2022 say-on-pay vote. When determining how

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often to hold an advisory vote on executive compensation, the Board recommended and our shareholders agreed upon, an annual vote. In addition to holding an annual advisory vote on executive compensation, we conduct engagement with our shareholders on executive compensation and corporate governance issues. For additional information regarding how shareholder feedback has influenced our executive compensation program over the past several years, please see “Proposal 3 – Advisory Vote on Executive Compensation” below.

Compensation Program and Governance

In 2022, our executive compensation program continued to emphasize three major pay considerations: long-term performance against our business strategies and goals, alignment of the interests of our shareholders, employees and patients, and risk mitigation. Our Compensation Committee is responsible for oversight of our executive compensation program. Highlights of 2022 policies and practices include:

•	Aligning executive compensation with corporate and individual performance;

•	Maintaining strong share ownership guidelines for our executives;

•	Maintaining appropriate balance between short- and long-term compensation, which discourages short-term risk taking at the expense of long-term results;

•	Seeking annual shareholder advisory approval on our executive compensation;

•	Engaging an independent consultant reporting directly to the Compensation Committee;

•	Applying an anti-pledging and anti-hedging policy for our shares;

•	Capping short- and long-term incentive payouts;

•	Providing retiree medical benefits for our executives and employees to support orderly succession;

•	Applying an incentive compensation recoupment “clawback” policy on performance-based cash and equity incentives;

•	Conducting annual compensation risk assessments; and

•	Actively engaging with our shareholders.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, short-term performance-based cash incentives, long-term performance-based equity incentives, and severance and change-in-control benefits. Our executive compensation programs are designed to achieve the following objectives:

•

Align the interests of our executive officers, employees, patients and shareholders by motivating executive officers to achieve performance objectives that are intended to benefit us, our employees and patients impacted by the diseases our medicines treat, as well as increase shareholder value;

•	Attract and retain talented and experienced executives to manage our business to meet our long-term objectives;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•

Provide a competitive compensation package in which total compensation is determined in part by market factors, key performance objectives and milestones and the achievement level of these performance objectives and milestones by our executive officers; and

•	Reward the achievement of key corporate and individual performance measures.

Our Compensation Committee believes that our executive compensation program should include short- and long-term performance incentive components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. Our Compensation Committee evaluates both performance and compensation to make sure that the total compensation provided to our executive officers remains competitive relative to compensation paid by companies of similar size and stage of development that operate in the biotech industry and appropriately reflects our relative performance and our own strategic objectives.

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Setting Executive Compensation

Our Compensation Committee seeks to ensure that our executive compensation program is properly rewarding and motivating for our executive officers while aligning their goals with our business strategy and the interests of our shareholders. To do this, our Compensation Committee conducts an annual review of the aggregate level of our executive compensation, the mix of elements used to compensate our executive officers and historical compensation levels, including prior equity awards.

When setting executive compensation opportunities, our Compensation Committee considers several factors, including:

•	each NEO’s role and responsibilities;

•	achievement of key performance objectives and milestones;

•	market factors, such as compensation practices of peer companies;

•	compensation survey data, as applicable, such as the Aon Radford Global Life Sciences Survey; and

•	retention concerns.

Role of Chief Executive Officer in Compensation Decisions

Our chief executive officer (CEO) typically evaluates the performance of other executive officers and other employees, along with the performance of our company as a whole, against pre-established goals, on an annual basis and makes recommendations to the Compensation Committee with respect to annual base salary adjustments, short-term performance-based cash incentives and annual equity grants for the other executives. The Compensation Committee exercises its own independent discretion in approving compensation for all executive officers and assessing corporate performance against the pre-established goals. The CEO is not present during deliberations or voting with respect to his own compensation.

Risk Analysis

The Compensation Committee has reviewed our compensation policies applicable to our executive officers and other employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. The design of our compensation policies and programs encourages our executive officers and other employees to remain focused on both our short- and long-term goals. For example, while our short-term incentive plan (our annual bonus plan) measures performance on an annual basis, our long-term incentive equity grants, which consist of time-based equity awards (RSUs) and performance-based equity awards (PSUs) vest over a number of years. Furthermore, our PSUs require that we achieve a specified level of performance over multi-year periods, which we believe encourages our executives and employees to focus on executing our long-term strategy, thus limiting the potential value of excessive risk-taking.

Role of Independent Consultant

Our Compensation Committee retains the services of third-party, independent executive compensation consultants from time to time, as it sees fit, in connection with the establishment of compensation programs and related policies. The Compensation Committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), as its independent consultant since 2016. Total fees paid to Aon in 2022 were approximately $659,000. Aon was engaged to assist and advise on multiple aspects of compensation program design and pay setting, including, but not limited to, the following services:

•	providing the Compensation Committee information on compensation-related trends and developments in the marketplace;

•	informing the Compensation Committee of regulatory developments relating to executive compensation practices;

•	advising the Compensation Committee on appropriate peer companies for compensation pay levels and design practices, as well as relative performance comparisons;

•	assessing the executive compensation structure and sales incentive compensation to confirm that no design elements encourage excessive risk taking;

•	assessing the relationship between executive compensation and corporate performance;

•	conducting a total rewards study and pay equity study in 2021 used by the Compensation Committee when determining 2022 executive compensation; and

•	advising on market trends in the industry, including the continued impact of the COVID-19 pandemic, on compensation program design.

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The Compensation Committee has assessed the independence of Aon under the applicable SEC and Nasdaq standards and concluded that the continued engagement of Aon did not raise any conflict of interest and did not adversely affect Aon’s independence.

Peer Group

Although our Compensation Committee has historically used survey data from Aon as a tool in determining executive compensation, it typically has not used a formula or “benchmark” to set our executives’ compensation in relation to this data. Instead, the Compensation Committee generally references the 50th percentile of comparable peer companies in combination with multiple other factors, such as the executives’ respective levels of experience, tenure and responsibility in determining the total target compensation for all executives. The peer group used for making 2022 compensation decisions and comparative performance analysis is shown below and was updated by our Compensation Committee in April 2021, with a focus on publicly traded commercial biotech and pharmaceutical companies.

Alexion Pharmaceuticals, Inc.(1)	Incyte Corporation	Seagen, Inc.
Alnylam Pharmaceuticals, Inc.	Ionis Pharmaceuticals, Inc.	United Therapeutics Corporation
Biogen, Inc.	Jazz Pharmaceuticals plc	Vertex Pharmaceuticals Inc.
BioMarin Pharmaceutical Inc.	Neurocrine Biosciences, Inc.
Exelixis, Inc.	Regeneron Pharmaceuticals, Inc.

(1)

Alexion was acquired in July 2021 by AstraZeneca plc and therefore is no longer a publicly traded company. However, because Alexion’s most recent fiscal year executive compensation was used in making 2022 compensation decisions and comparative performance analysis, Alexion remained in the 2022 proxy peer group.

The selection criteria used at the time of the peer group review process were:

Criteria Used to Select Peer Group in April 2021

Selection Criteria		Horizon Percentile Rank
Headcount	between 500 and 5,500 employees	38th percentile
Revenue	between $1 billion and $12 billion	51st percentile
Market Capitalization	between $6.5 billion and $60.0 billion	60th percentile (based on a 30-day average)

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Elements of Executive Compensation

Our executive compensation program primarily consists of base salary, annual cash incentives and long-term incentives delivered through equity and cash awards. Employees in more senior roles have an increasing proportion of their total pay package at risk and tied to performance given that their position has greater influence on our operating results.

Element	Form	Performance Period	Objective
Base Salary	Cash (fixed)	N/A	• Recognition of an individual’s role, responsibilities and experience
Short-Term Incentive (Annual Bonus Plan)	Cash (variable)	Annual	• Variable pay designed to reward achievement of annual financial and strategic goals
Long-Term Incentives	PSU awards (variable) RSU awards (variable)	Multi-year N/A

•  Promotes an ownership culture

•  Aligns the interests of executives with those of shareholders

•  Provides meaningful incentives for management to execute on longer-term financial and strategic goals that drive shareholder value creation and support our retention strategy

“Variable” compensation is compensation in which the ultimate value received is contingent either (1) on performance, typically measured as financial, operational, or stock price performance, such as for PSU awards, or (2) on the stock price value at the vesting date, such as for RSU awards.

2022 Pay-for-Performance Overview

A significant portion of total target compensation for our CEO and other NEOs is structured in the form of variable compensation, consisting of annual performance-based incentives and PSUs.

In line with our compensation objectives, including linking executive pay with performance, short-term performance-based incentives and PSUs are dependent on our performance, aligning our executives’ interests with those of our shareholders for short- and long-term performance. In addition, the RSU portion of the total target compensation has a time-based vesting component so that the total potential value realized from the RSU portion is dependent on our long-term share price performance.

Total target compensation for 2022 consisted of annual base salary, target annual bonus and the grant date fair value of PSU and RSU grants. The grant date fair values of PSU and RSU grants were calculated in accordance with the provisions of ASC Topic 718, as reported in the Summary Compensation Table. Approximately 57% of our CEO’s total target compensation for 2022 was tied to the achievement of pre-established performance goals, with time-based equity awards making up approximately 37% of the total. Fixed compensation (annual base salary) made up the remaining 7% of our CEO’s total target compensation.

Base Salary

Base salaries for our executive officers are established based on the individual’s scope of responsibilities, experience and market factors. Base salaries are generally reviewed annually, typically in connection with our annual executive compensation review process. The Compensation Committee references survey and peer group data to understand the marketplace for individuals in similar positions at the peer group companies. Based on the survey and peer group data, the Compensation Committee determined that a 4% increase to the base salaries of our NEOs, with the exceptions of Mr. Walbert, Mr. Hoelscher (who did not receive an increase to his base salary in light of his announced retirement) and Mr. Clayton (who joined us in February 2022), was appropriate and was consistent with industry trends. In considering the 10% increase to Mr. Walbert’s base salary, the Compensation Committee focused on the following items: his tenure and experience as our CEO, his impact and contributions during 2021 and recent market data on CEO compensation at our highest performing peer companies.

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The annual base salaries of our NEOs as of March 1, 2022, and the increase from their prior base salary levels, were as follows:

Executive	2022 Base Salary	% Increase
Timothy P. Walbert	$1,312,615	10%
Aaron L. Cox	$644,800	4%
Paul W. Hoelscher (1)	$660,000	0%
Sean M. Clayton (2)	$650,000	—
Elizabeth H.Z. Thompson, Ph.D.	$598,000	4%
Andy Pasternak	$724,148	4%

(1)	Mr. Hoelscher informed us of his intention to retire in October 2021. Based on this, he did not receive an annual compensation increase in 2022.

(2)	Mr. Clayton joined Horizon in February 2022.

Short-Term Incentive Program: Annual Bonus

We provide performance-based cash annual bonuses as an incentive for our executives to achieve pre-established financial and strategic goals. These bonuses may range in payout from 0% for performance below the threshold level of achievement to 200% of targeted payout levels for performance at or above the maximum level of achievement.

The 2022 target bonus opportunities (expressed as a percentage of base salary paid during the full fiscal year) for our NEOs, which increased by 15 percentage points year-over-year for our CEO and by 10 percentage points year-over-year for our other NEOs (other than Mr. Clayton, who joined us in February 2022), in each case to align their respective target bonus opportunities more closely with market data, were as follows:

Executive	Threshold	Target	Maximum
Timothy P. Walbert	98%	130%	260%
Aaron L. Cox	53%	70%	140%
Paul W. Hoelscher (1)	53%	70%	140%
Sean M. Clayton (2)	53%	70%	140%
Elizabeth H.Z. Thompson, Ph.D.	53%	70%	140%
Andy Pasternak	53%	70%	140%

(1)

Pursuant to the agreement we entered into with Mr. Hoelscher in connection with his retirement, Mr. Hoelscher was eligible to receive a pro-rated 2022 bonus award based on applicable 2022 achieved performance levels.

(2)

Mr. Clayton joined us in February 2022 and was eligible to receive a pro-rated bonus based on the period of his employment with us during 2022. Prior to Mr. Clayton’s start date and at the same time the Compensation Committee approved the 2022 target bonus opportunities for our other NEOs, the Compensation Committee approved an increase to the target bonus opportunity set forth in Mr. Clayton’s employment agreement from 60% of his base salary to 70% of his base salary to align his target bonus opportunity more closely with market data.

In early 2022, the Compensation Committee determined that our annual bonus plan would provide our executives the opportunity to earn performance-based cash awards based on the achievement of a combination of financial goals (60% weighting) and strategic goals (40% weighting).

Financial Goals

The 60% weighting of the financial goals was allocated between a total net sales goal, weighted at 30%, and an internal adjusted earnings before interest, tax, depreciation and amortization (internal adjusted EBITDA) goal, weighted at 30%. We increased the weighting of our internal adjusted EBITDA goal by 5% year-over-year to reflect our heightened focus on margin expansion for 2022.

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Total Net Sales

The performance targets for the total net sales goal are set forth below.

		Performance Levels
Total Net Sales ($ millions)	Percentage of Target Bonus	Threshold 75%	Target 100%	125%	150%	Maximum 200%
	30%	$3,860	$3,965	$4,060	$4,160	$4,260

Internal Adjusted EBITDA

The performance targets for the internal adjusted EBITDA goal are set forth below:

		Performance Levels
Internal Adjusted EBITDA ($ millions)(1)	Percentage of Target Bonus	Threshold 75%	Target 100%	125%	150%	Maximum 200%
	30%	$1,550	$1,670	$1,774	$1,850	$1,950

(1)

Internal adjusted EBITDA used in our performance targets for compensation purposes differs from the adjusted EBITDA that we report as part of our non-GAAP financial results. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization and other amounts (EBITDA) and is used and provided as a non-GAAP financial measure so our investors have a more complete understanding of our financial performance. Internal adjusted EBITDA contains additional adjustments to adjusted EBITDA to exclude acquired in-process research and development and milestones expenses.

Strategic Goals

The Compensation Committee established three strategic goals (with a total weighting of 40%) for 2022:

•	Research and Development (R&D) and Technical Operations Milestones (15%)

•	Achieve key clinical, regulatory and technical operations milestones for TEPEZZA and KRYSTEXXA

•	Complete enrollment of at least six clinical trials

•	Complete drug product and drug substance biologic manufacturing strategy and begin executing

•	Human Capital Management, Compliance and ESG (10%)

•	Ensure a corporate culture of compliance by ensuring effective processes and training are in place

•	Continue to foster Horizon as a great place to work by driving key human capital metrics

•	Further establish key leadership development programs to drive culture of development

•	Continue to drive inclusion and diversity initiatives

•	Continue to advance our ESG program and disclosure

•	Business Development Initiatives (15%)

•	Continue to grow and diversify the product portfolio and pipeline by announcing new acquisition(s) and/or licensing transactions that advance our strategic goals

•	Put in place additional collaborations to advance and expand our discovery stage pipeline

The Compensation Committee chose these three strategic goals because it believed these were the best indicators of the achievement of our operating plan, and they represented the factors most critical to increasing total shareholder value in 2022.

Determination of 2022 Cash Annual Bonus Amounts

In connection with its review of various compensation matters related to the pending acquisition of Horizon by Amgen (referred to herein as the Transaction) announced in December 2022, the Compensation Committee discussed the annual bonus program and considered whether it remained appropriate for payouts to be based solely on achievement of the financial and strategic goals that were established earlier in the year. Specifically, the Compensation Committee considered existing progress towards

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achieving the corporate financial and strategic goals described above, as well as the significant shareholder value represented by the Transaction, the fact that management had devoted substantial attention to the process leading to the pending Transaction, the Compensation Committee’s desire for management to focus on the successful closing of the Transaction, and other intervening events that impacted the ability to achieve certain of the previously established corporate goals, including the at-risk launch of a generic version of PENNSAID 2% and our decision to wind down our former inflammation business.

Following this discussion, the Compensation Committee determined that basing annual bonus plan payouts on achievement of the financial and strategic goals established earlier in the year no longer served as the best performance indicator and on-going incentive for our executives and other employees. As a result, and in light of the significant shareholder value represented by the Transaction, the Compensation Committee determined that a payout at the 100% level was appropriate to effectively compensate executives for 2022 performance.

Based on that determination, the Compensation Committee approved cash bonus awards for our NEOs as follows:

Executive	2022 Target Bonus Opportunity	Total % of Target Bonus Earned	2022 Earned Annual Bonus
Timothy P. Walbert	$1,681,324	100%	$1,681,324
Aaron L. Cox	$448,554	100%	$448,554
Paul W. Hoelscher	$172,142	100%	$172,142
Sean M. Clayton(1)	$382,699	100%	$382,699
Elizabeth H.Z. Thompson, Ph.D.	$415,998	100%	$415,998
Andy Pasternak	$503,752	100%	$503,752

(1)	Mr. Clayton joined Horizon in February 2022 and was eligible to receive a pro-rated bonus based on the period of his employment with us during 2022.

In December 2022, in order to eliminate or mitigate the potential tax impact of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the Code), on us and our executive officers with respect to past or future payments to certain executive officers in connection with the Transaction, our Compensation Committee determined that the approved cash bonus awards to Mr. Cox, Mr. Clayton, Dr. Thompson and Mr. Pasternak would be paid on December 30, 2022. The approved cash bonus awards to Mr. Walbert and Mr. Hoelscher were paid on March 15, 2023.

Long-Term Incentive Program

2022 Long-term Incentive Grants

We have adopted a regular, annual long-term incentive grant schedule of awarding equity awards in the form of RSUs and PSUs to our executive officers. In addition, our performance-based equity compensation is aligned with all of our stated compensation objectives, including the linking of executive pay with performance, and aligning the interests of our executive officers and shareholders with a large portion of the equity grants vesting contingent on performance and requiring continued service. Further, we believe that annual grant cycles allow us to more easily manage shareholder dilution and burn rate, while still providing market-competitive incentive opportunities.

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As part of our annual long-term incentive plan, on January 4, 2022, we awarded an equal mix of PSUs and time-vested RSUs to our NEOs (other than Mr. Hoelscher, who only received a pro-rated number of time-vested RSUs in light of his announced retirement, and Mr. Clayton, who joined us after the 2022 long-term incentive grants were made). The components of the long-term incentive plan were as follows:

2022 Long-Term Incentive Components
	PSUs	RSUs

Performance Criteria/Period	• 3-year Relative TSR (50%) (2022-2024) • R&D and Technical Operations Goals over a 3-year period (30%) (2022-2024) • Financial Goals over a 2-year period (20%) (2022-2023)	N/A

Maximum Award	Relative TSR PSUs: • 200% of target award(1) R&D and Technical Operations PSUs: • 200% of target award Financial PSUs: • 200% of target award	N/A

Service Vesting Period

Relative TSR PSUs:

•   At the end of the 2022-2024
performance period

R&D and Technical Operations PSUs:

•   At the end of the 2022-2024
performance period

Financial PSUs:

•   2/3 vest on January 5, 2024

•   1/3 vest on January 5, 2025

Vest one-third annually over 3 years

Post-Issuance Holding Period	1 year	1 year

(1)	If our absolute TSR is negative for the three-year period of 2022 to 2024, the maximum award is 100% of target award.

Our NEOs received RSU and PSU grants in January 2022 for the following share amounts:

Executive	Time-Vested RSUs	Performance-Based PSUs
Timothy P. Walbert	73,796	73,797
Aaron L. Cox	23,805	23,805
Paul W. Hoelscher(1)	9,522	—
Sean M. Clayton(2)	—	—
Elizabeth H.Z. Thompson, Ph.D.	21,424	21,425
Andy Pasternak	23,805	23,805

(1)

In light of Mr. Hoelscher’s announced retirement, Mr. Hoelscher received a pro-rated number of time-vested RSUs based on his service as our chief financial officer through his announced retirement date of May 16, 2022, and he did not receive performance-based PSUs.

(2)	Mr. Clayton joined us on February 28, 2022, after the January 2022 awards were granted. He received a grant of 42,387 time-vested RSUs as a sign-on grant for joining us.

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Time-Vested RSUs

The time-vested RSUs are generally subject to three-year annual vesting over the service period beginning on January 5, 2022 and ending on January 5, 2025.

Pursuant to the agreement we entered into with Mr. Hoelscher in connection with his retirement in May 2022, which is described in the section entitled “Retirement and Transition Agreement with Paul W. Hoelscher” below, Mr. Hoelscher’s time-vested RSUs will continue to vest on their original vesting schedules subject to his continued service as a part-time advisor to us.

Performance-Based PSUs

The performance-based PSUs use three long-term performance metrics: the first component is tied to relative TSR over a three-year period, or Relative TSR PSUs; the second component is tied to the number of pre-established R&D and technical operations goals achieved over a three-year period, or R&D and Technical Operations PSUs; and the third component is tied to the achievement of two financial goals over a two-year period, or Financial PSUs. The Compensation Committee’s decision to include all longer-term (two- or three-year) metrics in the PSU award design was made in line with shareholder feedback.

The performance-based PSUs are determined by the following criteria:

•	Relative TSR (50%): Our relative TSR performance over a three-year period ending December 31, 2024, as measured against the components of the NBI;

•

R&D and Technical Operations (30%): The number of pre-established R&D and technical operations goals achieved during the three-year period ending December 31, 2024, which generally relate to initiating Phase 3 clinical trials for certain of our medicines, receiving regulatory approvals for certain of our medicines and submitting supplemental biologics license applications to the FDA for certain of our medicines; and

•	Financial (20%): Our total net sales of our infused medicines – TEPEZZA, KRYSTEXXA and UPLIZNA – and our internal adjusted EBITDA, in each case during the two-year period ending December 31, 2023.

Long-Term Incentive Performance

2022 PSUs

Determination of the attainment level of the Relative TSR PSUs and the attainment level of the R&D and Technical Operations PSUs will be made following the three-year performance period ending December 31, 2024. Determination of the attainment level of the Financial PSUs will be made following the two-year performance period ending December 31, 2023.

2021 R&D and Business Development PSUs

In January 2021, we granted performance-based PSUs tied to the number of pre-established R&D and business development (BD) goals achieved over the two-year period ending December 31, 2022, or R&D/BD PSUs. The number of R&D/BD PSUs that an executive was eligible to earn was based on the number of approved programs (i.e., active clinical-stage development programs, including acquired or in-licensed programs; targeting new indications; new product approvals; or geographical expansions with current or acquired assets) initiated, completed or acquired during the two-year performance period.

R&D/BD PSU Performance Levels

Multiplier	0%	70%	100%	150%	200%
Number of Approved Programs	<3	3 or 4	5 or 6	7 or 8	>8

In December 2022, the Compensation Committee determined that we exceeded the maximum goal of more than eight approved programs during the two-year performance period. Among the key target programs that the Compensation Committee determined were achieved during the two-year performance period were:

•	TEPEZZA OPTIC-J Phase 3 Clinical Trial

•	KRYSTEXXA MIRROR Randomized Control Trial

•	UPLIZNA for NMOSD in Europe

•	UPLIZNA IgG4-RD Phase 3 Clinical Trial

•	UPLIZNA Myasthenia Gravis Phase 3 Clinical Trial

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•	Dazodalibep Sjögren’s Syndrome Phase 2 Clinical Trial

•	Daxdilimab Systemic Lupus Erythematosus Phase 2 Clinical Trial

•	Daxdilimab Alopecia Areata Phase 2 Clinical Trial

•	HZN-825 Diffuse Cutaneous Systemic Sclerosis Phase 2 Clinical Trial

•	HZN-825 Idiopathic Pulmonary Fibrosis Phase 2 Clinical Trial

•	HZN-1116 Phase 1 Clinical Trial

The eligible executives therefore each vested in the number of R&D/BD PSUs set forth in the table below, which represents 200% (the maximum payout percentage) of their target number of R&D/BD PSUs:

Executive	Target R&D/BD PSUs	Determined R&D/BD PSUs
Timothy P. Walbert(1)	26,196	52,392
Aaron L. Cox(2)	6,986	13,972
Paul W. Hoelscher(1)	8,732	17,464
Sean M. Clayton(3)	—	—
Elizabeth H.Z. Thompson, Ph.D. (3)	—	—
Andy Pasternak(2)	8,732	17,464

(1)	Two-thirds of the determined R&D/BD PSUs vested on January 5, 2023 and one-third will vest on January 5, 2024, subject to the executive’s continued service through each vesting date.

(2)

Two-thirds of the determined R&D/BD PSUs vested on December 30, 2022 and one-third will vest on January 5, 2024, subject to the executive’s continued service through each vesting date. Our Compensation Committee approved accelerating the vesting from January 5, 2023 to December 30, 2022 in order to eliminate or mitigate the potential tax impact of Sections 280G and 4999 of the Code on us and our executive officers in connection with the Transaction.

(3)	Mr. Clayton and Dr. Thompson each were not members of the executive committee at the time the R&D/BD PSUs were granted.

2020 Relative TSR PSUs

In January 2020, we granted performance-based PSUs tied to our TSR performance relative to the TSR of the components of the NBI over the three-year performance period ending December 31, 2022. The number of 2020 Relative TSR PSUs that an executive was eligible to earn was determined as follows, with linear interpolation between performance levels:

2020 3-Year TSR PSU Payout as a Percent of the Target (50th Percentile)

Percentile Rank	<25th	25th	50th	60th	75th	≥90th
Percentage Payout	0%	50%	100%	125%	150%	200%

In December 2022, the Compensation Committee determined that, at the end of the three-year performance period, Horizon’s absolute TSR was 217%, which was determined to be at the 97th percentile of the NBI components for the performance period. The eligible executives therefore each vested in the number of 2020 Relative TSR PSUs set forth in the table below, which represents 200% (the maximum payout percentage) of their target number of 2020 Relative TSR PSUs:

Executive	Target Relative TSR PSUs	Vested Relative TSR PSUs
Timothy P. Walbert	52,249	104,498
Aaron L. Cox	8,708	17,416
Paul W. Hoelscher	13,062	26,124
Sean M. Clayton(1)	—	—
Elizabeth H.Z. Thompson, Ph.D.(1)	—	—
Andy Pasternak	13,062	26,124

Horizon | 2023 Proxy Statement 39

(1)	Mr. Clayton and Dr. Thompson each were not members of the executive committee at the time the 2020 Relative TSR PSUs were granted.

Additional Compensation Policies and Practices

Executive Share Ownership Guidelines

We have share ownership guidelines that establish the following minimum ownership levels within five years of the adoption of the guidelines (or within five years of the date an executive officer first becomes subject to them): five times base salary for the chief executive officer and two times base salary for executive officers. Individual ownership interest versus the guidelines is reviewed annually using an average share price for a calendar quarter prior to the review date. Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including stock units that have vested but not yet settled); shares retained after an option exercise or issuance under another type of equity award granted under our equity incentive plans; shares retained after purchase under our Employee Share Purchase Plan; shares subject to RSUs that have not vested and shares held in trust for the benefit of the individual or his/her spouse. Any unvested PSUs and unexercised stock options, whether vested or unvested, are not counted toward satisfaction of these ownership guidelines. All of our executive officers subject to the share ownership guidelines met the guidelines as of December 31, 2022.

Holding Period Policy

RSU and PSU awards granted to executive officers on or after January 5, 2018 provide that shares issued in settlement of such equity awards are subject to a minimum holding period of one year before the shares may be sold or transferred. RSU and PSU awards granted to Dr. Sherman prior to his becoming an executive officer in February 2020 and prior to Mr. Cox becoming an officer in May 2022 are not subject to the one-year holding period requirement.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits our executive officers, other employees, non-employee directors and consultants from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our ordinary shares at any time. In addition, none of our officers, directors, other employees or consultants may margin or pledge, or make any offer to margin or pledge, any of our ordinary shares, including without limitation, borrowing against the value of such ordinary shares, at any time.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, in January 2018, the Compensation Committee approved our Incentive Compensation Recoupment Policy, which provides for recoupment of certain compensation paid to our executive officers under certain circumstances involving material financial restatements. Any cash and equity incentive compensation that is paid, awarded or vested based on the achievement of reported financial results and that is approved, granted or awarded on or after January 5, 2018 is subject to potential recoupment in accordance with the terms of the Incentive Compensation Recoupment Policy, including but not limited to any compensation approved, granted or awarded under our annual cash bonus plan and PSUs under our long-term incentive plan.

Timing of Equity Awards

Grants of equity awards to our executive officers are generally determined and approved at our pre-scheduled quarterly Compensation Committee meetings whenever practicable. However, the Compensation Committee may otherwise approve the grant of equity awards in advance of its next scheduled meeting in connection with a new hire, promotion, and other circumstances where the Compensation Committee deems it appropriate to make such grants. Starting in 2018, our equity program has included performance vesting metrics for a performance period that begins in January. Given that, since 2018 our process has been to approve the final grants for our equity program at a special meeting of the Compensation Committee in January. We expect to continue having a significant portion of our executive officer equity compensation to include performance vesting metrics and believe it is likely that future-year grants will be approved at special Compensation Committee meetings in January.

To the extent we grant stock options, the exercise price would not be less than the closing price of our ordinary shares on Nasdaq on the grant date. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable exercise price. We recognize that a release of

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information by us in close proximity to an equity grant may appear to be an effort to time the announcement to a grantee’s benefit (even if no such benefit was intended). Accordingly, it is our policy that our management team makes a good faith effort to advise the Compensation Committee whenever it is aware that material non-public information is planned to be released to the public in close proximity to the grant of equity awards.

Accounting and Tax Considerations. We account for share-based awards exchanged for employee services in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these awards are included in Note 19, Share-Based and Long-Term Incentive Plans, of the Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

Under Section 162(m) of the Code (Section 162(m)), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible unless it qualifies as “performance-based compensation” under Section 162(m) and is paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by us will be eligible for such transition relief and be deductible by us in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our company and our shareholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.

Severance and Change-in-Control Benefits

Our NEOs are provided with certain severance benefits in order to assist us in recruiting and retaining talented individuals and align the executives’ interests with the best interests of the shareholders. We believe these severance benefits are consistent with those provided by our peer group are an essential element of our overall executive compensation package due to the competitive market for executive talent in our industry. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ retention and motivation and that the benefits of such severance rights agreements, including generally requiring a release of claims against us and entering into a non-competition agreement as a condition to receiving any severance benefits are in our best interests. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change in control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our shareholders.

In addition, in March 2023, we entered into an Excise Tax Gross-Up Agreement with Dr. Thompson. Entering into such agreement was consistent with our prior disclosure that in connection with the Transaction, we intended to enter into tax reimbursement agreements with certain employees, pursuant to which we would agree to make tax reimbursement payments to such employees to the extent such employees are subject, in connection with the Transaction, to an excise tax imposed by Section 4999 of the Code in an amount that generally would place them in the same after-tax position that they would have been in if no excise tax had applied and no tax reimbursement payment had been made. Under the terms of the Transaction Agreement with Amgen, the maximum potential tax reimbursement payments to all affected employees shall not exceed $30 million in the aggregate.

A description of the severance benefits provided under our executive officer employment agreements is provided below under the heading “Potential Payments Upon Termination or Change in Control.”

Retirement and Transition Agreement with Paul W. Hoelscher

Paul W. Hoelscher, our former executive vice president, chief financial officer, retired effective May 16, 2022. In connection with Mr. Hoelscher’s retirement, we entered into an executive employment and transition agreement with Mr. Hoelscher, or the Hoelscher Transition Agreement, which provides that, in exchange for (1) a release of claims in favor of us and (2) Mr. Hoelscher’s compliance with his contractual and legal obligations to us, including certain non-competition, non-solicitation and confidentiality

Horizon | 2023 Proxy Statement 41

provisions, we would provide the following to Mr. Hoelscher: (i) continued eligibility to receive a pro-rated 2022 bonus award (which was paid in the amount of $172,142 as further described above under the heading, “Short-Term Incentive Program: Annual Bonus—Determination of 2022 Cash Annual Bonus Amounts”; (ii) continued health benefits through December 31, 2022 (the actual amount of which was $19,322); and (iii) continued use of personal financial advisory services paid by us through December 31, 2023 (the actual amount of which for the period following Mr. Hoelscher’s retirement was $17,953, which consisted of $10,000 in financial advisory services and $7,953 in the related tax gross up).

In addition, pursuant to the terms of the Hoelscher Transition Agreement, Mr. Hoelscher agreed to serve as a part-time advisor to us from May 17, 2022, until such advisor relationship is terminated by either party, or such period, the Part-Time Advisor Period. During the Part-Time Advisor Period, we agreed to (1) pay Mr. Hoelscher a fee of (x) $27,500 per month through May 16, 2023 and (y) $5,000 per year after May 16, 2023, (2) reimburse Mr. Hoelscher for reasonable and documented out-of-pocket costs and expenses actually incurred in connection with providing the services we request, and (3) consider Mr. Hoelscher’s change of status from an employee to an advisor, and Mr. Hoelscher’s service to us during the Part-Time Advisor Period, as service as a “Consultant” and to constitute “Continuous Service” for purposes of our equity incentive plans, so, therefore, each of Mr. Hoelscher’s equity awards that were granted under any of our equity incentive plans and were outstanding as of May 16, 2022 will continue to vest in accordance with their terms during the Part-Time Advisor Period. Moreover, if we terminate the Part-Time Advisor Period after May 16, 2023 or if the Part-Time Advisor Period is terminated due to Mr. Hoelscher’s death, then, with respect to each of Mr. Hoelscher’s equity awards that are outstanding as of the date of such termination: (i) such equity award will continue to vest in accordance with its terms on and following the date of such termination as if his employment had continued through the applicable performance and vesting periods of such awards; (ii) any such equity award that is a stock option (a) may be exercised (to the extent vested on the date of exercise) until the expiration of its original full term and (b) will remain outstanding until the earlier of the date it is fully exercised or the expiration of its original full term; (iii) any such equity award that is an RSU award will remain outstanding until it is fully settled; and (iv) any such equity award that is a PSU award will remain outstanding until it is fully settled based upon the achievement of the applicable performance-based vesting conditions.

Deferred Compensation Plan

All of our executive officers are eligible to participate in our non-qualified Deferred Compensation Plan, which allows the participants to defer receipt of their compensation and recognition of associated income taxes without being subject to the deferral contribution limits of our 401(k) Plan, which provides additional tax and financial planning flexibility. Our policy is to match Deferred Compensation Plan deferrals under the same matching contribution formula that we apply to our 401(k) Plan. Accordingly, the matching contribution formula for our Deferred Compensation Plan is 100% of the first 6% of salary deferrals, which is the same “safe harbor” matching contribution formula that applies to our 401(k) Plan. Matching contributions to our Deferred Compensation Plan are immediately fully vested contingent upon completion of one year of employment in order to closely align to the vesting schedule of our safe harbor matching contributions to our 401(k) Plan, which are immediately fully vested when made. A description of our Deferred Compensation Plan is provided below under the heading “Nonqualified Deferred Compensation.”

Retention Bonuses

In December 2022, we granted retention bonus awards to certain key employees determined to be critical to the completion of the Transaction and the post-completion efforts, including Dr. Thompson and Mr. Clayton. Dr. Thompson’s retention bonus award, which has a value of $2,500,000, and Mr. Clayton’s retention bonus award, which has a value of $5,000,000, were each paid in a lump sum cash payment in December 2022 and are subject to repayment to us in the event of the executive’s termination for “cause” or resignation without “good reason” (each as defined in the executive’s employment agreement), as follows: (i) 100% of the retention bonus award is subject to repayment if such termination or resignation occurs prior to the consummation of the Transaction (referred to herein as the Completion Date); and (ii) 50% of the retention bonus award is subject to repayment if such termination or resignation occurs after the Completion Date and prior to the six-month anniversary of the Completion Date (such repayment requirements collectively referred to herein as the Clawback Right). In the event of the executive’s (i) termination without cause, (ii) termination due to death or disability, or (iii) resignation for good reason, in each case, at any time while a portion of the Clawback Right is outstanding, the remaining Clawback Right will lapse in connection with such termination or resignation.

Sean M. Clayton New-Hire Compensation

Mr. Clayton commenced serving as our executive vice president, general counsel, in February 2022. In connection with his hire, Mr. Clayton received a one-time cash sign-on bonus of $1,000,000, with the first half paid in March 2022 and the second half paid in December 2022. In the event Mr. Clayton was terminated for “cause” or he resigned without “good reason” (each as defined in Mr. Clayton’s employment agreement) during 2022, he would have been required to repay 100% of his total sign-on bonus. In the

Horizon | 2023 Proxy Statement 42

event Mr. Clayton is terminated for cause or he resigns without good reason during 2023, he will be required to repay 50% of his total sign-on bonus. In connection with his hire, we also granted a new hire RSU award to Mr. Clayton with a grant date fair value of $3,839,414 on March 1, 2022. The new hire RSU award vests in three equal annual installments, subject to Mr. Clayton’s continued service through each vesting date. For further information regarding the terms governing Mr. Clayton’s new hire RSU award, see “Potential Payments Upon Termination or Change in Control” below.

Other Benefits

All of our executive officers are eligible to receive our standard employee benefits, such as participation in our 401(k) Plan, medical, dental, vision coverage, short-term disability insurance, long-term disability insurance, group life insurance, retiree medical benefits, paid time off, holiday, and the Employee Share Purchase Plan, in each case on the same basis as our other employees. Our Paid-Time-Off Policy for employees generally allows no more than 40 paid-time-off hours to be carried over to the following year, except in cases where a carry-over limit is not legally permitted.

We reimburse our executive officers for any travel expenses and related tax gross ups they incur in connection with any business-related travel which does not meet the strict eligibility requirements to be treated as a non-taxable business expense reimbursement in accordance with applicable tax guidelines. We believe that the cost of providing these benefits is reasonable in light of the benefit to our business of having our executive officers more focused on attaining our business objectives in connection with any business-related travel. We also reimburse our executive officers for certain personal financial planning services incurred annually and related tax gross ups. We believe that financial planning by experts reduces the time our executives spend on that topic and assists our executives in making the most of the financial rewards provided by us. We also cover costs related to comprehensive annual executive physical health examinations for our executives. We believe the cost of providing these health examinations is reasonable in light of the benefit to our business of facilitating the health of our executives. Additionally, we have sponsored various teams, events and venues and have received tickets to various sporting events, concerts and other events in connection with such sponsorships. We have provided our executive officers with such tickets for personal entertainment, including related tax gross ups, from time to time.

Our security team regularly evaluates the level of security appropriate for our senior executives, specifically our CEO and chief financial officer (CFO), taking into account their public profile and the critical role they play in our organization. As a result of these assessments, and based on our security team’s recommendation, our Board requires that our CEO use the aircraft we fractionally own through a third-party operator for all business and personal travel. Personal use of such aircraft by other executives is permitted only in limited circumstances and requires CEO approval. Additionally, based upon the recommendation of our security team and approval by our Board, beginning in March 2022, our CEO is also provided with a car and driver to ensure his individual safety and security. Based on ongoing analyses of security, use of a car and driver may also be provided to a select number of other executives from time to time. Lastly, beginning in 2022, reimbursement for the installation and maintenance of residential security systems is provided to our CEO, CFO and potentially other senior executives when deemed appropriate by our security team. We consider these security measures to be reasonable and appropriate expenses for the benefit to us and not a personal benefit to our executives. However, in accordance with SEC disclosure rules, the aggregate incremental cost of these services is reported in the Summary Compensation Table.

Compensation Committee Report

The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on this review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report has been furnished by the members of the Compensation Committee:

Susan Mahony, Ph.D., Chair

William F. Daniel

Jeff Himawan, Ph.D.

Gino Santini

Horizon | 2023 Proxy Statement 43

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2022, 2021 and 2020 by our NEOs.

Name and Principal Position	Year	Salary	Bonus (1)		Stock Awards (2)(3)	Non-Equity Incentive Plan(4) Compensation	All Other Compensation(5)	Total

Timothy P. Walbert	2022	$1,292,727	$1,681,324		$16,601,305	$—	$528,513	$20,103,869
Chairman, President and	2021	$1,186,561	$—		$15,818,363	$4,174,963	$173,571	$21,353,458
Chief Executive Officer	2020	$1,146,542	$—		$16,149,668	$4,137,046	$199,548	$21,632,803

Aaron L. Cox	2022	$640,667	$448,554		$5,817,498	$—	$267,824	$7,174,543
Executive Vice President,
Chief Financial Officer

Paul W. Hoelscher (6)	2022	$249,792	$172,142		$928,871	$—	$471,776	$1,822,581
Former Executive Vice President,	2021	$650,653	$—		$5,272,731	$1,215,500	$204,773	$7,343,656
Chief Financial Officer	2020	$600,569	$—		$4,037,409	$1,170,683	$106,485	$5,915,146

Sean M. Clayton (7)	2022	$547,685	$6,382,699	(8)(9)	$3,839,414	$—	$102,409	$10,872,207
Executive Vice President,
General Counsel

Elizabeth H.Z. Thompson, Ph.D.	2022	$594,167	$2,915,998	(10)	$4,819,700	$—	$151,155	$8,481,020
Executive Vice President,
Research and Development

Andy Pasternak	2022	$719,506	$503,752		$5,355,203	$—	$174,333	$6,752,794
Executive Vice President,	2021	$692,372	$—		$5,272,731	$814,368	$167,855	$6,947,326
Chief Strategy Officer	2020	$669,021	$250,000	(11)	$4,037,409	$802,825	$66,872	$5,826,126

(1)

On December 10, 2022, the Compensation Committee determined that annual cash bonuses for 2022 would be paid based on target amounts, as discussed in greater detail in the section entitled “Short-Term Incentive Program: Annual Bonus—Determination of 2022 Cash Annual Bonus Amounts” in our “Compensation Discussion and Analysis” above. Mr. Cox, Mr. Clayton, Dr. Thompson and Mr. Pasternak received payment of this bonus on December 30, 2022. The remaining NEOs received payment of this bonus in March 2023.

(2)

Amounts shown in this column do not reflect actual compensation received by our NEOs. The amounts reflect the grant date fair value of the awards and are calculated in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these awards are included in Note 19, Share-Based and Long-Term Incentive Plans, of the Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. The amounts shown in this column include RSUs and PSUs granted in 2020, 2021 and 2022. For further information regarding such equity awards, see the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at December 31, 2022” tables and related footnotes below and “2022 Long-Term Incentive Grants” in our “Compensation Discussion and Analysis” above. Values for the performance-based PSUs in the table above reflect values less than the maximum potential value of the awards. For each of Messrs. Walbert, Hoelscher and Pasternak, the amount shown for 2020 also includes the incremental fair value associated with the modification of performance-based PSUs that were granted in January 2020, as previously described in the proxy statement for our 2021 Annual General Meeting of Shareholders under the heading, “COVID-19 Related Modification of KRYSTEXXA PSUs.”

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(3)	The table below presents the aggregate grant date fair value of the stock awards for the periods presented assuming achievement at the maximum level for any PSUs:

Name and Principal Position	Year	RSU Awards	PSU Awards at Maximum Level	Total Stock Awards at Maximum Level

Timothy P. Walbert	2022	$7,198,800	$18,805,011	$26,003,811
Chairman, President and	2021	$6,901,140	$12,367,760	$19,268,900
Chief Executive Officer	2020	$5,712,612	$12,573,289	$18,285,901

Aaron L. Cox	2022	$2,522,616	$6,589,765	$9,112,381
Executive Vice President,
Chief Financial Officer

Paul W. Hoelscher	2022	$928,871	$—	$928,871
Executive Vice President,	2021	$2,300,358	$4,122,552	$6,422,910
Chief Financial Officer	2020	$1,428,145	$3,143,293	$4,571,438

Sean M. Clayton	2022	$3,839,414	$—	$3,839,414
Executive Vice President,
General Counsel

Elizabeth H.Z. Thompson, Ph.D.	2022	$2,089,911	$5,459,578	$7,549,489
Executive Vice President,
Research and Development

Andy Pasternak	2022	$2,322,178	$6,066,050	$8,388,228
Executive Vice President,	2021	$2,300,358	$4,122,552	$6,422,910
Chief Strategy Officer	2020	$1,428,145	$3,143,293	$4,571,438

(4)

As applicable, reflects performance incentives for fiscal years 2021 and 2020 that were earned and paid in March 2022 and March 2021, respectively, pursuant to our annual bonus plan in effect for such fiscal year. For further information, see the “Compensation Discussion and Analysis” above. Amounts in 2021 and 2020 include the following amounts earned under our 2018 cash incentive plan which were earned and paid to Messrs. Walbert and Hoelscher in each of January 2021 and 2020: $1,500,000 paid to Mr. Walbert and $450,000 paid to Mr. Hoelscher.

(5)	Amounts shown in this column include the following items:

	Year	Life Insurance Benefits Imputed Income and Additional Exec Coverage(a)	401(k) Matching Contributions	Deferred Compensation Plan Matching Contributions	Financial Planning/ Legal Fee Reimbursements (including tax gross up) (b)	Other Expenses (c)	Post Retirement Payments (d)	Total

Timothy P. Walbert	2022	$19,273	$18,300	$238,062	$26,930	$225,948	$—	$528,513
	2021	$13,091	$17,400	$71,194	$26,930	$44,957	$—	$173,571
	2020	$16,533	$11,400	$121,797	$26,930	$22,888	$—	$199,548

Aaron L. Cox	2022	$5,439	$18,300	$98,177	$28,725	$117,183	$—	$267,824
Paul W. Hoelscher	2022	$11,405	$18,300	$60,917	$31,418	$68,105	$281,630	$471,776
	2021	$18,092	$17,400	$82,280	$26,930	$60,070	$—	$204,773
	2020	$17,094	$11,400	$44,774	$26,930	$6,287	$—	$106,485

Sean M. Clayton	2022	$5,306	$17,995	$54,018	$10,862	$14,228	$—	$102,409
Elizabeth H.Z. Thompson, Ph.D.	2022	$10,458	$18,300	$97,551	$18,501	$6,345	$—	$151,155

Andy Pasternak	2022	$9,671	$18,300	$122,258	$18,650	$5,455	$—	$174,333
	2021	$14,573	$17,400	$89,712	$17,953	$28,217	$—	$167,855
	2020	$438	$11,400	$26,758	$27,554	$721	$—	$66,872

(a)	Represents life insurance benefits imputed income, executive disability insurance premiums and annual executive physical health examination.

(b)

Includes the following tax gross up payments made in connection with financial planning services reimbursements made in 2022: (i) $11,930 for Mr. Walbert; (ii) $12,725 for Mr. Cox; (iii) $13,918 for Mr. Hoelscher; (iv) $3,362 for Mr. Clayton; (v) $8,501 for Dr. Thompson; and (vi) $8,262 for Mr. Pasternak.

(c)

Represents travel, security, personal entertainment and, in certain cases, other miscellaneous expenses which do not meet the strict eligibility requirements to be treated as a non-taxable business expense reimbursement in accordance with applicable tax guidelines as well as tax gross up payments made in connection with such reimbursements. The reported amounts for 2022 include, among other things: (i) for Mr. Walbert, $123,876 for personal use of the aircraft we fractionally own through a third-party operator, $60,881 for the installation and maintenance of a residential security system and $10,578 for tax gross up payments; (ii) for Mr. Cox, $49,119 for personal use of the aircraft we fractionally own through a third-party operator, $29,174 for personal entertainment and $13,375 for tax gross up payments; (iii) for Mr. Hoelscher, $51,881 for personal use of the aircraft we fractionally own through a third-party operator and $1,331 for tax gross up payments; (iv) for Mr. Clayton, $1,278 for tax gross up payments; and (v) for Mr. Pasternak, $20 for tax gross up payments. With respect to personal use of the aircraft we fractionally own through a third-party operator, the amount represents the aggregate incremental cost to us, less any reimbursements by the executives. This cost is calculated based on the applicable hourly rate charged to us by the third-party operator. As part of its assessment of executive security in 2021, our Board implemented a policy that requires Mr. Walbert to use company-provided private aircraft for all business and personal travel and permits other executive officers to use such

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aircraft for personal travel on a limited basis as discussed in “Other Benefits” in our “Compensation Discussion and Analysis” above. For personal travel via a company-provided aircraft, we impute income to the executive, if required, and the executive pays taxes in accordance with tax regulations without related tax gross up payments.

(d)	Includes (i) $233,750 for services as a part-time advisor, (ii) $28,558 paid for unused paid time off and (iii) $19,322 in COBRA cash payments.

(6)

Mr. Hoelscher retired on May 16, 2022. As discussed above in the section entitled “Retirement and Transition Agreement With Paul W. Hoelscher” in our “Compensation Discussion and Analysis” above, Mr. Hoelscher is currently serving as a part-time advisor to us.

(7)	Mr. Clayton joined us on February 28, 2022.

(8)

Includes a retention bonus of $5,000,000 paid to Mr. Clayton on December 30, 2022 subject to the Clawback Right. In the event of the executive’s (i) termination without cause, (ii) termination due to death or disability, or (iii) resignation for good reason, in each case, at any time while a portion of the Clawback Right is outstanding, the remaining Clawback Right will lapse in connection with such termination or resignation. For further information, see the section entitled “Additional Compensation Policies and Practices—Retention Bonuses” in our “Compensation Discussion and Analysis” above.

(9)

Includes a sign-on bonus of $1,000,000 paid to Mr. Clayton, 50% of which was paid in March 2022 in connection with his commencement of employment with us in February 2022, and the remaining 50% was paid in December 2022.

(10)

Includes a retention bonus of $2,500,000 paid to Dr. Thompson on December 30, 2022, subject to the Clawback Right. In the event of the executive’s (i) termination without cause, (ii) termination due to death or disability, or (iii) resignation for good reason, in each case, at any time while a portion of the Clawback Right is outstanding, the remaining Clawback Right will lapse in connection with such termination or resignation. For further information, see the section entitled “Additional Compensation Policies and Practices—Retention Bonuses” in our “Compensation Discussion and Analysis” above.

(11)

Represents a sign-on bonus of $250,000 paid to Mr. Pasternak in November 2020 in connection with his commencement of employment with us in November 2019. Pursuant to the terms of his employment agreement, Mr. Pasternak received a sign-on bonus of $500,000 in November 2019 as well as the additional sign-on bonus of $250,000 in November 2020.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of non-equity incentive plan and equity incentive plan-based awards to our NEOs for 2022:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)				All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards

Name	Award Type	Grant Date	Threshold	Target		Maximum	(#)		($)(1)
Timothy P. Walbert	Annual Cash	N/A	$1,450,142	$1,681,324	(2)	$3,362,648
	RSU	1/4/2022					73,796	(3)	$7,198,800
	PSU	1/4/2022					73,797	(4)	$9,402,505

Aaron L. Cox	Annual Cash	N/A	$336,415	$448,554	(5)	$897,108
	RSU	1/4/2022					23,805	(3)	$2,522,616
	PSU	1/4/2022					23,805	(4)	$3,294,882

Paul W. Hoelscher	Annual Cash	N/A	$129,107	$172,142	(6)	$344,285
	RSU	1/4/2022					9,522	(3)	$928,871

Sean M. Clayton	Annual Cash	N/A	$287,024	$382,699	(7)	$765,397
	RSU	3/1/2022					42,387	(3)	$3,839,414

Elizabeth H.Z. Thompson, Ph.D.	Annual Cash	N/A	$311,998	$415,998	(8)	$831,995
	RSU	1/4/2022					21,424	(3)	$2,089,911
	PSU	1/4/2022					21,425	(4)	$2,729,789

Andy Pasternak	Annual Cash	N/A	$377,814	$503,752	(9)	$1,007,504
	RSU	1/4/2022					23,805	(3)	$2,322,178
	PSU	1/4/2022					23,805	(4)	$3,033,025

(1)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the grant date fair value of such awards and are calculated in accordance with the provisions of ASC Topic 718. Assumptions used in the calculation of these amounts and further information on our stock options, RSUs, PSUs and cash long-term incentive plan are included in Note 19 –“Share-Based and Long-Term Incentive Plans” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not necessarily correspond to the actual value realized or that may be realized by the NEOs.

(2)

Mr. Walbert’s target bonus for 2022 was $1,681,324, or 130% of his base salary as of December 31, 2022, pro-rated for a salary change that took effect March 1, 2022. In December 2022, the Compensation Committee approved Mr. Walbert’s bonus in the amount of $1,681,324, or 100% of his target bonus, which was paid in March 2023.

(3)

The RSUs vest in three equal annual installments on January 5, 2023, 2024 and 2025. Our Compensation Committee approved accelerating the vesting of one-third of the RSUs granted to Mr. Cox, Dr. Thompson and Mr. Pasternak from January 5, 2023 to December 30, 2022 in order to eliminate or mitigate the potential tax impact of Sections 280G and 4999 of the Code on us and our executive officers in connection with the Transaction.

Horizon | 2023 Proxy Statement 46

(4)

The PSU award is divided into three components. 30% of the award is determined by achieving certain R&D and technical operations goals during the three-year period ending December 31, 2024. 20% of the award is determined by achieving certain financial goals during the two-year period ending December 31, 2023. The remaining 50% of the award is determined by our relative TSR performance over a three-year period ending December 31, 2024, as measured against the TSR of each company included in the NBI during such three-year period.

(5)

Mr. Cox’s target bonus for 2022 was $448,554, or 70% of his base salary as of December 31, 2022, pro-rated for a salary change that took effect March 1, 2022. In December 2022, the Compensation Committee approved Mr. Cox’s bonus in the amount of 448,554, or 100% of his target bonus, which was paid in December 2022.

(6)

Mr. Hoelscher’s target bonus for 2022 was $172,142, or 70% of his base salary during the time in which he served as CFO before retirement in May 2022. In December 2022, the Compensation Committee approved Mr. Hoelscher’s bonus in the amount of $172,142, or 100% of his target bonus, which was paid in March 2023.

(7)

Mr. Clayton joined us on February 28, 2022. Mr. Clayton’s target bonus for 2022 was $382,699, or 70% of his base salary as of December 31, 2022, pro-rated for days worked in 2022. In December 2022, the Compensation Committee approved Mr. Clayton’s bonus in the amount of $382,699, or 100% of his target bonus, which was paid in December 2022.

(8)

Dr. Thompson’s target bonus for 2022 was $415,998, or 70% of her base salary as of December 31, 2022, pro-rated for a salary change that took effect March 1, 2022. In December 2022, the Compensation Committee approved Dr. Thompson’s bonus in the amount of $415,998, or 100% of her target bonus, which was paid in December 2022.

(9)

Mr. Pasternak’s target bonus for 2022 was $503,752, or 70% of his base salary as of December 31, 2022, pro-rated for a salary change that took effect March 1, 2022. In December 2022, the Compensation Committee approved Mr. Pasternak’s bonus in the amount of $503,752, or 100% of his target bonus, which was paid in December 2022.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our NEOs has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. Following the retirement of Paul Hoelscher on May 16, 2022, Mr. Hoelscher ceased to be eligible for benefits under his employment agreement, except for the benefits described in the section entitled “Retirement and Transition Agreement With Paul W. Hoelscher” in our “Compensation Discussion and Analysis” above. For further information regarding the base salaries, bonuses and incentive compensation payable to our NEOs and their eligibility for our employee benefit programs, see our “Compensation Discussion and Analysis” above. For further information regarding the severance benefits provided under the employment agreements, see “Potential Payments Upon Termination or Change in Control” below.

Equity Awards. We have granted equity awards to our NEOs under our current and previous equity incentive plans. For further information regarding such equity awards, including the vesting schedules, see the “Grants of Plan-Based Awards” table and related footnotes above and “2022 Long-Term Incentive Grants” in our “Compensation Discussion and Analysis” above.

Option Repricings. Under the terms of our equity incentive plans, option repricing is not permitted without prior shareholder approval, and we did not reprice any outstanding equity awards during the year ended December 31, 2022 for our NEOs or other equity award holders.

Salary and Annual Incentive Bonus Compared to Total Compensation. The ratio of salary and annual incentive bonus to total compensation in 2022 (each as set forth in the Summary Compensation Table above) is set forth below for each NEO.

Executive Officer	Ratio of Salary and Annual Incentive Bonus to Total Compensation
Timothy P. Walbert	6.4%
Aaron L. Cox	8.9%
Paul W. Hoelscher	13.7%
Sean M. Clayton	5.0%
Elizabeth H.Z. Thompson, Ph.D.	7.0%
Andy Pasternak	10.7%

Horizon | 2023 Proxy Statement 47

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of our principal executive officer to the total annual compensation of our median employee. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The purpose of this disclosure is to provide a measure of the equitability of pay within our Company. We believe our compensation philosophy and process yield an equitable result for all of our employees. During fiscal 2022, our principal executive officer was our chairman, president and chief executive officer, Mr. Walbert.

For 2022:

•	The annual total compensation for Mr. Walbert was $20,103,869.

•	The annual total compensation for our median employee was $264,751.

•	This results in an estimated pay ratio of 76:1.

Consistent with our prior year pay ratio disclosure, to identify our median compensated employee for 2022 we estimated all employees’ compensation as of October 31, 2022 (the median employee determination date). For each employee, we aggregated: (a) base salary as of October 31, 2022, (b) the target bonus for 2022 and (c) the estimated accounting value of any equity awards granted during 2022, and we then ranked this compensation measure for our employees from lowest to highest. After applying our methodology, we identified four median employees. Due to anomalous compensation characteristics of our median employees as new hires, we substituted an employee near the median whose compensation was viewed as more representative of our median employee. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of the median employee determination date. This calculation was performed for all employees, except as identified below and excluding Mr. Walbert, whether employed on a full-time, part-time or seasonal basis.

For purposes of this disclosure, all Canadian employees, totaling five individuals, were excluded from the employee population pursuant to the de minimis exemption, which permits us to exclude foreign employees, up to 5% of our total employee population, on a whole-country basis. As of October 31, 2022, we had 1,794 U.S. employees (excluding our CEO) and 290 non-U.S. employees, irrespective of the de minimis exemption. Applying the de minimis exemption, the total number of U.S. employees totaled 1,794, and the number of non-U.S. employees totaled 285.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with the SEC rules and based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for us reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Horizon | 2023 Proxy Statement 48

Outstanding Equity Awards at December 31, 2022

The following table sets forth certain information regarding outstanding stock options, RSUs and PSUs held by our NEOs on December 31, 2022.

		Option Awards				Stock Awards

Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Stock that Has Not Vested ($)(1)	Number of Units of Stock that are Unearned and Have Not Vested (#)		Market Value of Unearned Stock that Has Not Vested ($)(1)
Timothy P. Walbert	3/23/2015	742,565	—	$22.14	3/22/2025
	5/6/2015	1,650,000	—	$28.53	5/5/2025
	1/3/2020					58,055	(2)	$6,606,659
	1/3/2020					171,968	(3)	$19,569,958
	1/4/2021					69,857	(2)	$7,949,727
	1/4/2021					52,392	(4)	$5,962,210	78,589	(4)	$8,943,428
	1/4/2022					73,796	(2)	$8,397,985
	1/4/2022								73,797	(5)	$8,398,099

		2,392,565	—			426,068		$48,486,539	152,386		$17,341,527

Aaron L. Cox	1/4/2021					9,314	(2)	$1,059,933
	1/4/2021					4,654	(4)		20,957	(4)	$2,384,907
	1/4/2022					15,870	(2)	$1,806,006
	1/4/2022								23,805	(5)	$2,709,009

		—	—			29,838		$2,865,939	44,762		$5,093,916
Paul W. Hoelscher	1/3/2020					9,522	(2)	$1,083,604
	1/3/2020					42,993	(3)	$4,892,603
	1/4/2021					23,286	(2)	$2,649,947
	1/4/2021					17,464	(4)	$1,987,403	26,196	(4)	$2,981,105
	1/4/2022					9,522	(2)	$1,083,604

		—	—			102,787		$11,697,161	26,196		$2,981,105

Sean M. Clayton	3/1/2022	—	—			42,387	(2)	$4,823,641

Elizabeth H.Z. Thompson, Ph.D.	1/4/2021					4,657	(2)	$529,967
	1/4/2022					14,283	(2)	$1,625,405
	1/4/2022								21,425	(5)	$2,438,165

		—	—			18,940		$2,155,372	21,425		$2,438,165

Andy Pasternak	1/4/2021					11,643	(2)	$1,324,973
	1/4/2021					5,816	(4)	$661,861	26,196	(4)	$2,981,105
	1/4/2021					15,870	(2)	$1,806,006
	1/4/2022								23,805	(5)	$2,709,009

		—	—			33,329		$3,792,840	50,001		$5,690,114
(1)	The market value of stock awards that have not vested is based on the closing price of our ordinary shares of $113.80 per share on December 30, 2022 (the last business day of 2022).

(2)	RSUs vest in three equal annual installments following the grant date.

(3)

This PSU award was divided into four components. Three of the four components of the award were tied to net sales: 40% of the award was tied to the achievement of KRYSTEXXA net sales targets, or KRYSTEXXA Net Sales PSUs; 20% was tied to the achievement of TEPEZZA net sales targets, or TEPEZZA Net Sales PSUs; and 10% was tied to the achievement of rare disease U.S. net sales targets, or Rare Disease Net Sales PSUs. The remaining 30% was tied to the relative TSR determined by our relative TSR performance over a three-year period ended December 31, 2022, as measured against the TSR of each company included in the NBI during such three-year period, or the 2020 Relative TSR PSUs. The KRYSTEXXA Net Sales PSUs were certified by our Compensation Committee on July 28, 2021, resulting in one-third of such portion of the award vesting on each of July 28, 2021, January 5, 2022 and January 5, 2023. The TEPEZZA Net Sales PSUs were certified by our Compensation Committee on February 17, 2021, resulting in two-thirds of such portion of the award vesting on January 5, 2022 and the remaining one-third vesting on January 5, 2023. The Rare Disease Net Sales PSUs were certified by our Compensation Committee on February 17, 2021, resulting in one-third of such portion of the award vesting on each of February 17, 2021, January 5, 2022 and January 5, 2023. The 2020 Relative TSR PSUs were certified by our Compensation Committee on December 27, 2022 and vested on January 1, 2023.

(4)

This PSU award is divided into three components. 25% of the award is determined by achieving certain technical operations goals during the three-year period ending December 31, 2023. 25% of the award is determined by achieving certain R&D goals during the two-year period ended December 31, 2022. The remaining 50% of the award is determined by our relative TSR performance over a three-year period ending December 31, 2023, as measured against the TSR of each company included in the NBI during such three-year period. The R&D component of these PSUs was certified by the Compensation Committee on December 27, 2022 and vested (i) on December 30, 2022 for Mr. Cox and Mr. Pasternak in order to eliminate or mitigate the potential tax impact of Sections 280G and 4999 of the Code in connection with the Transaction, and (ii) on January 5, 2023 for Mr. Walbert and Mr. Hoelscher.

(5)

This PSU award is divided into three components. 30% of the award is determined by achieving certain strategic goals during the three-year period ending December 31, 2025. 20% of the award is determined by achieving certain financial goals during the two-year period ended December 31, 2024. The remaining 50% of the award is determined by our relative TSR performance over a three-year period ending December 31, 2024, as measured against the TSR of each company included in the NBI during such three-year period.

Horizon | 2023 Proxy Statement 49

Option Exercises and Stock Vested

The following table sets forth certain information regarding options exercised and stock vested for our NEOs for the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Timothy P. Walbert			394,646	(2)	$40,190,749
			20,336	(3)	$1,757,437
	25,000	$1,696,913
	25,000	$1,696,500
	25,000	$1,881,770
	25,000	$1,759,163
	25,000	$1,969,733
	25,000	$2,180,840
	25,000	$2,256,098
	25,000	$2,111,130
	7,400	$508,508
	17,600	$1,194,336
	25,000	$1,696,500
	25,000	$1,754,920

Aaron L. Cox			78,671	(4)	$8,011,855
			2,526	(3)	$218,297
			37,981	(5)	$4,322,238
			26,925	(6)	$3,064,065

Paul W. Hoelscher			114,197	(2)	$11,629,822
			5,558	(3)	$480,322
	26,090	2,453,605
	215,335	19,108,371
	50,000	$4,628,645
	36,424	$3,254,849

Sean M. Clayton			—		—

Elizabeth H.Z. Thompson, Ph.D.			13,999	(4)	$1,425,658
			19,055	(6)	$2,168,459

Andy Pasternak			48,839	(4)	$4,973,764
			12,421	(7)	$784,759
	23,251	1,819,677
			54,641	(5)	$6,218,146
			34,092	(6)	$3,879,670
(1)

Amount realized upon vesting of stock awards was calculated by multiplying the closing price on the vesting date by the number of shares vested. We have withheld from the issuance of shares in settlement of the vesting of the stock awards a number of shares with a value equal to the applicable withholding taxes.

(2)

Represents RSUs granted on January 4, 2019, January 3, 2020 and January 4, 2021, each of which vests in three equal annual installments over three years, PSUs granted on January 4, 2019, that became fully vested on January 5, 2022, and PSUs granted January 3, 2020, of which the remaining outstanding awards vested on January 5, 2023.

(3)	Represents the final tranche of the PSUs tied to the approval of teprotumumab granted on January 4, 2019, which vested on January 21, 2022.

(4)

Represents RSUs granted on January 4, 2019, January 3, 2020 and January 4, 2021, each of which vests in three equal annual installments over three years, PSUs granted on January 4, 2019, that became fully vested on January 5, 2022, and PSUs granted January 3, 2020, of which the remaining outstanding awards vested on December 30, 2022 in order to eliminate or mitigate the tax impact of Sections 280G and 4999 of the Code on us and our executive officers in connection with the Transaction.

(5)

Represents PSUs granted on January 3, 2020 and January 4, 2021, each of which vested on December 30, 2022 in order to eliminate or mitigate the tax impact of Sections 280G and 4999 of the Code on us and our executive officers in connection with the Transaction.

(6)

Represents RSUs granted on January 3, 2020, January 4, 2021 and January 4, 2022, each of which vested on December 30, 2022 in order to eliminate or mitigate the tax impact of Sections 280G and 4999 of the Code on us and our executive officers in connection with the Transaction.

(7)	Represents RSUs granted on November 1, 2019, which vest in three equal annual installments over three years.

Horizon | 2023 Proxy Statement 50

Pension Benefits

None of our NEOs participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. The Compensation Committee may elect to adopt qualified or nonqualified defined benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

Pursuant to our Deferred Compensation Plan, each year participants may elect to defer receipt and taxation of up to 50% of their salary and up to 100% of their incentive cash compensation. Beginning in 2021, we made matching contributions with respect to 100% of the first 6% of deferrals, which is the same general “safe harbor” matching contribution formula that we use for our 401(k) Plan, but not restricted by the compensation limits applicable to our 401(k) Plan. Prior to December 1, 2018, matching contributions generally vested in equal annual installments over a five-year period measured from the participant’s original hire date. Beginning December 1, 2018, matching contributions vest immediately, provided that the participant has provided one year of service from the participant’s original date of hire. Participants may select among phantom investment alternatives for the deemed investment of their plan accounts, which generally mirror the investment options available for our 401(k) Plan. Payments under the Deferred Compensation Plan will be distributed in the form of a lump sum payment or in up to 10 annual installments upon the participant’s termination of service or up to 10 annual installments upon a selected specified distribution date or dates made by the participant at the time of deferral. However, if a participant’s service with us terminates prior to the selected distribution date or dates, payments will commence in connection with the termination of service. Payments triggered upon a termination of service will generally commence in January or July of the next calendar year following a 6-month delay that follows the termination of service. In the event of a change in control, all plan balances will generally become immediately payable within 90 days thereafter. In addition, participants may be entitled to receive earlier payments through certain unforeseeable emergency withdrawals. Payments scheduled to be made under the Deferred Compensation Plan may be otherwise delayed or accelerated only upon the occurrence of certain specified events that comply with the requirements of Section 409A of the Code.

We fund the expenses for administering the Deferred Compensation Plan. We established a “rabbi trust” that holds Deferred Compensation Plan contributions and any credited earnings. The Deferred Compensation Plan is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Accordingly, amounts held in the rabbi trust are unsecured and remain subject to claims of our general creditors in the event of our insolvency in order to avoid current income taxation to the participants.

The following table sets forth certain information regarding the participation of our NEOs in the Deferred Compensation Plan for the fiscal year ended December 31, 2022.

Executive	Executive Contributions(1)	Company Contributions(2)	Aggregate Earnings(3)	Aggregate Distributions	Aggregate Balance at December 31, 2022
Timothy P. Walbert	$259,541	$234,780	$(432,924)	$52,663	$2,510,294
Aaron L. Cox	$225,500	$69,652	$(246,096)	$—	$1,043,196
Paul W. Hoelscher (4)	$60,917	$60,917	$(171,029)	$—	$787,611
Sean M. Clayton (5)	$48,750	$29,250	$(1,332)	$—	$76,668
Elizabeth H.Z. Thompson, Ph.D.	$90,222	$90,222	$(112,906)	$—	$734,152
Andy Pasternak	$71,096	$71,096	$(146,590)	$—	$800,136
(1)	All executive contributions are included in the “Salary” column of the 2022 Summary Compensation Table.

(2)	All Company matching contributions are included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(3)

The earnings reflected in this column represent deemed investment earnings from voluntary deferrals and Company contributions, as applicable. The Deferred Compensation Plan does not guarantee a return on deferred amounts. No amounts included in this column are reported in the 2022 Summary Compensation Table because the Deferred Compensation Plan does not provide for above-market or preferential earnings.

(4)	Mr. Hoelscher retired effective May 16, 2022.

(5)	Mr. Clayton joined us on February 28, 2022.

Horizon | 2023 Proxy Statement 51

Potential Payments Upon Termination or Change in Control

Involuntary Termination Severance Benefits

As provided under his amended employment agreement, Mr. Walbert’s severance benefit protection provides for up to 24 months’ base salary and COBRA health insurance premiums, 200% of target annual cash bonus, plus 18 months of time-based equity vesting acceleration in the event of a qualifying termination. As provided under their amended employment agreements, each of our NEOs other than Mr. Walbert has severance benefit protection which provide for up to 12 months’ base salary and COBRA health insurance premiums, plus 12 months of time-based equity vesting acceleration in the event of a qualifying termination.

Additionally, in the event of a qualifying termination within three months prior to or within 18 months following a change in control, Mr. Walbert has severance benefit protection of 36 months’ base salary and COBRA health insurance premiums, plus 300% of target annual cash bonus; each of our other NEOs has severance benefit protection of 18 months’ base salary and COBRA health insurance premiums, plus 150% of target annual cash bonus. In addition, time-based vesting equity awards are subject to full acceleration in a change in control related qualifying termination.

Severance benefits to our NEOs described above are payable only if there is a qualifying termination without cause or resignation for good reason. Any base salary and COBRA premium severance benefits are payable in installments over the applicable severance benefit period, target bonus severance benefits are payable in a single lump sum and equity vesting acceleration benefits are immediately effective.

The following key terms are defined in the amended employment agreements as follows:

•

Cause is generally defined as gross negligence or willful failure to substantially perform duties and responsibilities to us or willful and deliberate violation of any of our policies; conviction of a felony involving commission of any act of fraud, embezzlement or dishonesty against us or involving moral turpitude; the unauthorized use or disclosure of any of our proprietary information or trade secrets and willful and deliberate breach of the executive’s obligations under the employment agreement that cause material injury to us.

•

Resignation for good reason is generally defined as a material reduction in duties, authority or responsibilities; the relocation of the place of employment by more than 50 miles or a material reduction of salary or annual target bonus opportunity.

•

A change in control is defined generally as (1) the sale of all or substantially all of our assets; (2) a merger or consolidation in which we are not the surviving entity and in which the holders of our outstanding voting stock immediately prior to such transaction own less than 50% of the voting power of the entity surviving the transaction or, where the surviving entity is a wholly owned subsidiary of another entity, the surviving entity’s parent; (3) a reverse merger in which we are the surviving entity but the ordinary shares outstanding prior to the merger are converted into other property and in which the holders of our voting stock immediately prior to such transaction own less than 50% of the voting power of our stock, or where we are a wholly owned subsidiary of another entity, of our parent or (4) an acquisition by any person, entity or group of beneficial ownership of at least 75% of the combined voting power entitled to vote in an election of our directors.

Death and Disability. As provided under their amended employment agreements, in the event of a termination of employment due to death or disability, each NEO is entitled to receive a pro-rata bonus for the performance period in which the termination occurs, based on actual performance through the date of termination, and payable in a single lump sum within 30 days after termination.

Eligible Bonus Severance. The NEO employment agreements provide for eligibility to receive any earned but unpaid bonus if there is a qualifying termination without cause, resignation for good reason or termination due to death or disability. However, because our NEO bonus program currently provides that the NEO must also be employed on the scheduled bonus payment date in order to earn the bonus for a prior completed performance period, our NEOs are not currently eligible to receive any earned but unpaid bonus severance. Our NEOs are eligible to receive any target bonus severance to the extent provided in their amended employment agreements as described above.

Releases and Non-Competition. All severance benefits (other than due to death or complete disability) provided to our NEOs pursuant to their employment agreements are contingent upon (1) the executive’s execution of a standard release of claims in our favor and (2) the executive’s entering into a non-competition agreement to be effective during the period during which the executive receives severance benefits.

Horizon | 2023 Proxy Statement 52

Sections 280G and 4999 of the Code. Any payment or benefit provided under our NEOs’ employment agreements or otherwise in connection with a change in control may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. Other than for Dr. Thompson, if any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. Specifically, the individual will receive either a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.

For Dr. Thompson, pursuant to an Excise Tax Gross-Up Agreement we entered into with her in March 2023, we agreed to make tax reimbursement payments to her to the extent she is subject, in connection with the Transaction, to an excise tax imposed by Section 4999 of the Code in an amount that generally would place her in the same after-tax position that she would have been in if no excise tax had applied and no tax reimbursement payment had been made. The following table sets forth potential payments payable to our NEOs (other than Mr. Hoelscher, who was not serving as one of our executive officers at the end of fiscal year 2022) upon a (i) termination of employment without cause or resignation for good reason, assuming their employment was terminated on December 31, 2022, or (ii) termination of employment without cause or resignation for good reason in connection with a change in control, assuming their employment was terminated on December 31, 2022, and a change in control also occurred on such date. Pursuant to the agreement we entered into with Mr. Hoelscher in connection with his retirement in May 2022, Mr. Hoelscher received certain benefits upon his retirement, which are described in the section entitled “Retirement and Transition Agreement With Paul W. Hoelscher” in our “Compensation Discussion and Analysis” above.

The following table sets forth potential payments payable to our NEOs, upon a (i) termination of employment without cause or resignation for good reason or (ii) termination of employment without cause or resignation for good reason in connection with a change in control. The table below reflects amounts payable to our NEOs assuming their employment was terminated on December 31, 2022, and, if applicable, a change in control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason—No Change in Control					Upon Termination Without Cause or Resignation for Good Reason—Change in Control(1)
Name	Cash Severance	Continuation of Medical Benefits	Bonus(2)	Value of Accelerated Vesting (3)(4)	Total	Cash Severance	Continuation of Medical Benefits	Bonus(5)	Value of Accelerated Vesting (3)(4)	Total
Timothy P. Walbert	$2,625,230	$52,551	$3,412,799	$26,293,548	$32,384,128	$3,937,845	$78,827	$5,119,199	$65,828,065	$74,963,936
Aaron L. Cox	$644,800	$26,276	$—	$—	$671,076	$967,200	$39,414	$677,040	$8,489,480	$10,173,134
Sean M. Clayton	$650,000	$26,276	$—	$1,607,880	$2,284,156	$975,000	$39,414	$682,500	$4,823,641	$6,520,555
Elizabeth H.Z. Thompson, Ph.D.(6)	$598,000	$26,276	$—	$—	$624,276	$897,000	$39,414	$627,900	$4,593,537	$6,157,851
Andy Pasternak	$724,148	$26,276	$—	$—	$750,424	$1,086,222	$39,414	$760,355	$9,482,954	$11,368,945
(1)	Amounts in these columns assume that termination occurs within 90 days immediately preceding or during the 18 months immediately following a change in control.
(2)	The amount in this column for Mr. Walbert is the multiple of his target bonus pursuant to his employment agreement.
(3)

The value of accelerated vesting for RSU and PSU awards is equal to the closing share price of our ordinary shares of $113.80 per share on December 30, 2022 (the last business day of 2022), multiplied by the number of shares subject to accelerated vesting.

(4)

The value of accelerated vesting for stock option awards is equal to the closing share price of our ordinary shares of $113.80 per share on December 30, 2022 (the last business day of 2022), less the stock option exercise price, multiplied by the number of outstanding and exercisable options plus the number of shares subject to accelerated vesting, if applicable.

(5)	Amounts in this column indicate the applicable multiple of target bonus pursuant to the employment agreements.
(6)

The amount for Dr. Thompson in connection with a termination of employment without cause or resignation for good reason in connection with a change in control does not include a tax reimbursement payment pursuant to the Excise Tax Gross-Up Agreement entered into with Dr. Thompson in March 2023 related to excise tax imposed by Section 4999 of the Code to which she may become subject in connection with the Transaction. We do not expect the amount of the tax reimbursement payment to Dr. Thompson under this agreement to exceed $7 million and as previously disclosed, pursuant to the terms of the Transaction Agreement with Amgen, the maximum potential tax reimbursement payments to all affected employees shall not exceed $30 million in the aggregate.

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Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how our company or the Compensation Committee view the link between our company’s performance and executive compensation for our principal executive officer (PEO) and our non-PEO
NEOs. For additional information about our
pay-for-performance
philosophy and how we align executive compensation with company performance, please refer to the “
Compensation Discussion and Analysis
” section of this Proxy Statement.
Pay Versus Performance Table
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to
Non-PEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “
Compensation Discussion and Analysis
” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (billions) ($)	One-Year Relative Total Shareholder Return (TSR) (5) (Percentile Rank)
					Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (4) ($)
2022	20,103,869	11,410,325	7,020,629	6,404,562	314	111	0.52	79.7%
2021	21,353,458	37,312,174	7,727,869	11,891,754	298	125	0.53	91.2%
2020	21,632,803	68,348,905	5,519,112	15,527,258	202	126	0.39	84.6%
(1)
Mr. Walbert was our PEO for each year presented. The individuals comprising the non-PEO
NEOs for each year presented are as follows: (i) for 2022, Mr. Clayton, Mr. Cox, Mr. Hoelscher, Mr. Pasternak and Dr. Thompson; (ii) for 2021, Mr. Beeler, Mr. Hoelscher, Mr. Moze, Mr. Pasternak and Dr. Sherman; and (iii) for 2020, Mr. Hoelscher, Mr. Moze, Mr. Pasternak and Dr. Sherman.

(2)
Compensation actually paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with ASC Topic 718. Amounts in the “Exclusion of Stock Awards and Options Awards” columns are the totals from the “Stock Awards” and “Option Awards” columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Options Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	20,103,869	(16,601,305)	7,907,761	11,410,325
2021	21,353,458	(15,818,363)	31,777,079	37,312,174
2020	21,632,803	(16,149,668)	62,865,770	68,348,905

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Options Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	7,020,629	(4,152,137)	3,536,070	6,404,562
2021	7,727,869	(5,983,518)	10,147,403	11,891,754
2020	5,519,112	(3,786,843)	13,794,989	15,527,258
The amounts in the “Inclusion of Equity Values” columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for PEO ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for PEO ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total – Inclusion of Equity Values for PEO ($)

2022	17,722,965	(48,413,657)	0	38,598,453	0	7,907,761
2021	27,652,987	(51,994,594)	0	56,118,686	0	31,777,079
2020	30,942,145	17,179,008	0	14,744,617	0	62,865,770

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Year	Average Year End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year for Non-PEO NEOs ($)	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	4,579,596	(6,156,011)	0	5,112,485	0	3,536,070
2021	7,927,122	(8,144,516)	0	10,364,797	0	10,147,403
2020	7,090,844	3,522,543	0	3,181,602	0	13,794,989

(3)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(4)
The peer group used for this purpose is the NBI, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2022.

(5)
SEC rules require us to designate a “Company-Selected Measure” that in our assessment represents the most important financial performance measure used by us to link the compensation actually paid to our PEO and non-PEO
NEOs, for the most recently completed fiscal year, to our performance. We have selected the percentile rank of our one-year TSR relative to the one-year TSR of all members of the NBI as this measure for 2022. We use three-year relative TSR as a PSU performance measure to link compensation actually paid to our executives to our performance. We have included one-year relative TSR in this table because (i) this performance measure impacts the three overlapping PSU performance cycles that are outstanding each year and (ii) the SEC’s guidance precludes using multi-year performance measurement periods for the performance measures in this table. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation
S-K,
we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our TSR and that of the NBI. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually received by our NEOs during the applicable years.

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Most Important Performance Measures
As required by Item 402(v) of Regulation
S-K,
the most important performance measures used to link compensation actually paid to our NEOs for 2022 to our company’s performance are set forth below. For further information regarding these performance metrics and their function in our executive compensation program, please refer to the “
Compensation Discussion and Analysis
” section of this Proxy Statement.

Relative TSR
Total Net Sales of Our Infused Medicines
Internal Adjusted EBITDA
Initiation, Completion or Acquisition of Certain Clinical-Stage Development Programs
All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, with respect to our ordinary shares that may be issued under our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted- average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuances under equity compensation plans ((excluding securities reflected in Column (a))
Equity compensation plans approved by shareholders:
2011 Equity Incentive Plan	123,424	$13.41	—
Amended and Restated 2014 Equity Incentive Plan	4,800,693	$24.24	—
2014 Non-Employee Equity Plan	655,874	$15.16	483,069
Amended and Restated 2020 Equity Incentive Plan	2,903,315	$—	18,974,953
2020 Employee Share Purchase Plan	—	$—	2,046,575	(3)
Equity compensation plans not approved by shareholders:
Amended and Restated 2018 Equity Incentive Plan	1,046,782	$44.82	1,650,775
Total of all equity compensation plans:	9,530,088		23,155,372
(1)

Includes 1,012,728 ordinary shares issuable pursuant to outstanding RSUs and PSUs under our Amended and Restated 2014 Equity Incentive Plan (2014 EIP), 31,304 ordinary shares issuable pursuant to outstanding RSUs under our 2014 Non-Employee Equity Plan, 2,903,315 ordinary shares issuable pursuant to outstanding RSUs and PSUs under our Amended and Restated 2020 Equity Incentive Plan (2020 EIP), and 752,509 ordinary shares issuable pursuant to outstanding RSUs under our Amended and Restated 2018 Equity Incentive Plan (2018 EIP).

(2)	The weighted-average exercise price does not include RSUs and PSUs which have no exercise price.
(3)

As of December 31, 2022, 2,046,575 ordinary shares remained available for future issuance under the 2020 Employee Share Purchase Plan and up to a maximum of 1,000,000 ordinary shares may be purchased in the current purchase period.

2011 Equity Incentive Plan. In July 2010, the Board of Directors of Horizon Pharma, Inc. (HPI), our predecessor, adopted the 2011 Equity Incentive Plan (2011 EIP). In June 2011, HPI’s stockholders approved the 2011 EIP and it became effective upon the signing of the underwriting agreement related to HPI’s initial public offering on July 28, 2011. Upon consummation of our merger transaction in September 2014 with Vidara Therapeutics International Public Limited Company (Vidara Merger), we assumed the 2011 EIP, and upon the effectiveness of the 2014 EIP, no additional stock awards were or will be made under the 2011 EIP, although all outstanding stock awards granted under the 2011 EIP continue to be governed by the terms of the 2011 EIP.

Amended and Restated 2014 Equity Incentive Plan. On May 17, 2014, HPI’s Board of Directors adopted the 2014 EIP. On September 18, 2014, at a special meeting of the stockholders of HPI, or Special Meeting, HPI’s stockholders approved the 2014 EIP. Upon consummation of the Vidara Merger, we assumed the 2014 EIP, which served as a successor to the 2011 EIP for employee equity awards. Upon the effectiveness of the 2020 EIP, which serves as a successor to the 2014 EIP, no additional stock awards were or will be made under the 2014 EIP, although all outstanding stock awards granted under the 2014 EIP continue to be governed by the terms of the 2014 EIP.

2014 Non-Employee Equity Plan. On May 17, 2014, HPI’s Board of Directors adopted the 2014 Non-Employee Equity Plan. On September 18, 2014, at the Special Meeting, HPI’s stockholders approved the 2014 Non-Employee Equity Plan. Upon consummation of the Vidara Merger, we assumed the 2014 Non-Employee Equity Plan, which serves as a successor to the 2011 EIP for non-employee equity awards.

Amended and Restated 2020 Equity Incentive Plan. On February 19, 2020, the Compensation Committee adopted the 2020 EIP. On April 30, 2020, our shareholders approved the 2020 EIP, which serves as a successor to the 2014 EIP. On February 17, 2021, the Compensation Committee approved amending the 2020 EIP and on April 29, 2021, our shareholders approved the amendment. On February 23, 2022, the Compensation Committee approved further amending the 2020 EIP and on April 28, 2022, our shareholders approved the further amendment.

2020 Employee Share Purchase Plan. On February 19, 2020, the Compensation Committee adopted the 2020 Employee Share Purchase Plan (ESPP). On April 30, 2020, our shareholders approved the ESPP, which serves as a successor to our 2014 Employee Share Purchase Plan.

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Amended and Restated 2018 Equity Incentive Plan. On March 15, 2021, upon our completion of our acquisition of Viela Bio, Inc. (Viela), we assumed the Viela Bio 2018 Equity Incentive Plan (which was subsequently renamed the Horizon Therapeutics Public Limited Company Amended and Restated 2018 Equity Incentive Plan). Under the terms of the merger agreement for Viela, all outstanding Viela stock options assumed by us with vesting dates after June 1, 2021 (covering an aggregate of 2,180,159 shares of Viela’s common stock) were converted at a rate of 0.60 to 1 into stock options to purchase our ordinary shares (covering an aggregate of 1,318,053 of our ordinary shares), reducing the initial reserve of 3,677,603 shares available for grant, and leaving 2,359,550 remaining shares available for grant post-acquisition. The 2018 EIP provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and unrestricted stock. Awards under the 2018 EIP may be granted to our employees, directors and consultants or of any subsidiary; provided, however, that (i) incentive stock options may be granted only to employees and (ii) from and following March 15, 2021, the individuals eligible to receive awards under the 2018 EIP do not include any individuals who were providing services to us in any capacity prior to March 15, 2021. The 2018 EIP is administered by the Compensation Committee, provided that the Compensation Committee may delegate certain administrative powers to a subcommittee or one or more of our officers or of any subsidiary (including the power to grant awards under the 2018 EIP to employees), subject to the terms of the 2018 EIP. Unless sooner terminated by the Board, the 2018 EIP will terminate on January 29, 2028.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We maintain a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and a related person has a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A “related person” is any executive officer, director or nominee to become director, a holder of more than 5% of our ordinary shares, including any immediate family members of such persons, any entity owned or controlled by such persons or the trustees of any trust of which the principal beneficiaries are any of such persons. Any related-person transaction may only be consummated if our Audit Committee has approved or ratified the transaction in accordance with the policy guidelines set forth below.

The policy imposes an affirmative duty upon each director and executive officer to identify, and we will request that significant shareholders identify, any transaction involving them, their affiliates or family members that may be considered a related-person transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where the transaction relates to compensation of related parties, to our Compensation Committee, or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our Audit Committee (or other applicable independent body of our Board) takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the terms available to or from, as the case may be, unrelated third parties; and

•	the availability of other sources for comparable services or products.

In the event a director has an interest in the proposed transaction, the director is expected to recuse himself or herself from the deliberations and approval process.

Certain Related-Person Transactions

We describe below transactions and any series of similar transactions, since the beginning of fiscal year 2022, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and shareholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Employment Agreements

We have entered into employment agreements with our NEOs. Each of these agreements is described in the “Grants of Plan-Based Awards — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” and “Potential Payments Upon Termination or Change in Control” sections of this Proxy Statement.

Each of our executive officers has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits.

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Other Arrangements

Certain of our NEOs and directors have family members also employed by us. Mr. Walbert’s wife serves as our executive vice president, chief marketing officer, and in 2022, she received total compensation of approximately $5,836,000. Mr. Walbert has a sister employed by us who received approximately $259,000 in total compensation in 2022. Mr. Watkins has a son employed by us who received approximately $230,000 in total compensation in 2022 and a daughter-in-law employed by us that received approximately $269,000 in total compensation in 2022.

On November 22, 2022, we entered into a research collaboration and option agreement with Xeris under which Xeris is obligated to use its proprietary formulation technology platform, XeriJect, to conduct a research program to develop an ultra-concentrated, ready-to-use, subcutaneous injection of TEPEZZA. We received an option to obtain a commercial license for any reformulated product developed under the research program. An upfront payment of $2.75 million was paid during the year ended December 31, 2022. In addition, Xeris is entitled to receive a milestone payment of $6.0 million upon the earlier of either (i) the exercise of our option or (ii) the achievement of the minimally acceptable target product profile by a reformulated product generated through the research program. If we exercise the option to continue development of and commercialize the reformulated product, Xeris may also be entitled to receive additional development and regulatory milestones and royalties on future sales. Jeffrey W. Sherman, M.D., FACP, our executive vice president, chief medical officer, is also a member of the board of directors of, and holds a beneficial interest in, Xeris BioPharma, which is the parent company of Xeris. This related-party transaction was conducted in the normal course of business on an arm’s length basis.

Stock Awards Granted to Executive Officers and Directors

We have granted stock options, RSUs and PSUs to our executive officers and stock options and RSUs to our directors. Certain grants to our NEOs and directors are described in “Grants of Plan-Based Awards” and “Non-Employee Director Compensation” above.

Indemnification of Officers and Directors

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Memorandum and Articles of Association, the Irish Companies Act 2014, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 2

APPROVE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZE THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION

Our statutory auditor is PricewaterhouseCoopers (Ireland).

The Board recommends that the shareholders (i) approve the appointment of PricewaterhouseCoopers LLP (United States) (PricewaterhouseCoopers) as our independent registered public accounting firm for the year ending December 31, 2023, and (ii) authorize the Audit Committee to determine the remuneration of our independent registered public accounting firm and, for the purposes of Irish law, our statutory auditor. PricewaterhouseCoopers provided services in connection with the audit of our financial statements for the year ended December 31, 2022, assistance with our Annual Report on Form 10-K for the year ended December 31, 2022, and consultation on matters relating to accounting and financial reporting.

A representative of PricewaterhouseCoopers is expected to be present at the Annual General Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The (i) approval of the appointment of PricewaterhouseCoopers as our independent registered public accounting firm and (ii) authorization of the Audit Committee to determine the remuneration of our independent registered public accounting firm and statutory auditor require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees incurred by us in 2022 and 2021 with PricewaterhouseCoopers:

	2022	2021
Audit fees(1)	$3,075,000	$3,666,000
All other fees(2)	20,000	7,000
Total	$3,095,000	$3,673,000

(1)

Audit fees consist of fees for professional services performed by PricewaterhouseCoopers for the audit of our annual financial statements, review of our quarterly financial statements, review of and consents for our registration statements and filings, comfort letters and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consists of license fees for PricewaterhouseCoopers’ disclosure, accounting and auditing research library software and costs to attend tax industry group conferences.

The Audit Committee has considered whether provision of the above audit-related and tax services is compatible with maintaining the registered public accounting firm’s independence and has determined that such services are compatible with maintaining the registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. The Audit Committee pre-approved all such services in 2022 and 2021.

Resolution

The text of the resolution in respect of Proposal 2 is as follows:

“RESOLVED, that (i) the appointment of PricewaterhouseCoopers LLP (United States) as our independent registered public accounting firm for the year ending December 31, 2023 be approved and (ii) the Audit Committee is authorized to determine the remuneration of our independent registered public accounting firm and our statutory auditor.”

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules.

Because the vote is advisory, it is not binding on the Board or us. The non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Nevertheless, the views expressed by the shareholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Say-on-Pay Vote

The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. The Board is asking the shareholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to our NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Advisory approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

Unless the Board decides to modify its policy regarding the frequency of soliciting advisory votes on the compensation of our NEOs or the Transaction does not close on the anticipated timeline or at all, the next scheduled say-on-pay vote will be at the 2024 Annual General Meeting of Shareholders.

Reasons to Approve the Say-on-Pay Vote

We delivered record financial results and meaningfully advanced our strategy in 2022. 2022 marked another impressive year for Horizon, with double-digit net sales growth across our commercial portfolio and significant progress executing on our strategy to maximize the value of our growth medicines, expand our global presence and advance our pipeline.

2022 Performance Highlights:

•	Successfully negotiated a strategic transaction process resulting in the agreement with Amgen to acquire Horizon for $116.50 per share

•	TSR for one, three and five years of 5.6%, 214.4% and 679.5%, respectively, outperforming the NBI for all three periods

•	Strong year-over-year growth:

•	Increased full-year 2022 net sales 12% to $3.6 billion, including strong year-over-year growth for all three of our growth-driver medicines:

•	Increased full-year 2022 TEPEZZA net sales 18% to $2.0 billion

•	Increased full-year 2022 KRYSTEXXA net sales 27% to $716.2 million

•	Increased full-year 2022 UPLIZNA net sales 154% to $154.6 million

•	Full-year 2022 GAAP net income of $0.5 billion; full-year 2022 adjusted EBITDA increased 7% to $1.4 billion

•

In 2022, GAAP net income and non-GAAP net income were $0.5 billion and $1.1 billion, respectively. Non-GAAP net income and adjusted earnings before interest, taxes, depreciation and amortization and other amounts (adjusted EBITDA) are non-GAAP measures.(1)

•	Cash and cash equivalents at December 31, 2022 of $2.4 billion, representing an increase of over $750 million versus December 31, 2021

•	Made significant progress on our strategy to maximize the value of our on-market medicines, expand our pipeline and expand our global presence:

•	Obtained U.S. FDA approval for an expanded KRYSTEXXA label to include co-administration with methotrexate

Horizon | 2023 Proxy Statement 62

•	Announced the initiation of five clinical trials in 2022, including the TEPEZZA OPTIC-J Phase 3 trial in TED in Japan to support our global expansion efforts

•	Completed enrollment in TEPEZZA chronic/low CAS TED Phase 4 trial

•	Announced positive topline data for several trials, including two dazodalibep Phase 2 trials, one in Sjögren’s syndrome and one in rheumatoid arthritis

•

Expanded our pipeline through agreements with Q32 Bio to develop its pipeline candidate ADX-914 for the treatment of autoimmune diseases, as well as through a research collaboration with Xeris for a subcutaneous injection formulation of TEPEZZA

•

Continued to advance our global expansion of UPLIZNA and TEPEZZA, obtaining regulatory approval for UPLIZNA for NMOSD in the EU and Brazil, and submitting a regulatory filing for teprotumumab for TED in Brazil

•	Presented new data on TEPEZZA, UPLIZNA and KRYSTEXXA at multiple medical meetings

•	In addition, we:

•

Announced a share repurchase program of up to $500 million and completed the repurchase of ordinary shares in the amount of $250 million as of December 31, 2022, for an average price paid per share of $64.53

•	Published our inaugural SASB Index

•	Continued to be recognized as a top workplace in multiple well-known published rankings

(1)

We use and provide these non-GAAP financial measures so that our investors have a more complete understanding of our financial performance. In addition, these non-GAAP financial measures are among the indicators we use for planning and forecasting purposes and for measuring our financial performance. Please refer to the discussion of non-GAAP financial measures and the reconciliations thereof to GAAP measures included in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, beginning on page 113 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Net sales and adjusted EBITDA growth percentages represent year-over-year growth over full-year 2021.

Prior TSR results are not intended to forecast or be indicative of possible future performance of our ordinary shares.

Our total shareholder returns have significantly outperformed the NBI. Our disciplined approach, clear strategy, business development capabilities and strong commercial and R&D execution have all worked together to generate consistent above-market returns for our shareholders.

Our 1-, 3- and 5-Year Total Shareholder Return Significantly Outperformed the NBI

(1)

The peer group used for the TSR calculations for the 1-, 3- and 5-year periods ended December 31, 2022 is the peer group approved for purposes of making 2022 compensation decisions and comparative performance analysis, as shown on page 32.

A significant portion of our NEOs’ total target compensation is structured as “at-risk” compensation. In line with our compensation objectives, including linking executive pay with performance, short-term performance-based incentives and PSUs

Horizon | 2023 Proxy Statement 63

are dependent on Horizon’s performance, aligning our executives’ interests with those of our shareholders for near- and long-term performance. Total target compensation for 2022 consisted of annual base salary, target annual bonus and the grant date fair value of PSU and RSU grants (as reported in the Summary Compensation Table). The following charts illustrate the target pay mix for our CEO and other NEOs for 2022.

CEO 2022 Target Pay Mix(1) 94% At-Risk (1) Does not add to 100% due to rounding.	Other NEO 2022 Target Pay Mix 89% At-Risk

Our executive compensation program reflects feedback received from our shareholders. We value the views of our shareholders and have had significant and meaningful engagement each year with them regarding our compensation and governance practices. Changes to our compensation program over the past several years that were heavily influenced by shareholder feedback include:

•

Longer-term performance metrics focused on long-term shareholder value creation. We have continued to use performance-based equity compensation in our annual long-term incentive plan, influenced by feedback from our ongoing shareholder engagement regarding executive compensation. Most recently, shareholder feedback informed our decision in 2021 to update the design of our PSU awards to include longer-term (two- and three-year) performance periods across all PSU performance goal components, each of which is meaningfully linked to our long-term business strategy and designed to drive shareholder value creation. This change also serves to avoid potential duplication of the performance goals for our annual bonus plan, in line with additional feedback received from shareholders during our outreach.

•

Incentive compensation recoupment policy. This policy enables us to recover performance-based cash and equity compensation in the event of a restatement of financial results if it is determined not to have been earned by our executive officers.

•

Annual long-term incentive grants. Our philosophy on granting equity has changed as a result of shareholder feedback. In January 2018, we shifted from “front-loaded” awards covering a multi-year period to regular, annual grants of long-term incentives.

We believe our executive compensation philosophy has been a key component in building Horizon into a leading, innovation-driven, profitable biotech company. Our executive compensation philosophy continues to be based on attracting and retaining top talent with experience in leading a successful rare disease biotech company, while providing competitive compensation and benefits packages that create a direct, meaningful link between business results and compensation opportunities. In thoughtfully doing so, we believe we can align interests of management, employees, patients and shareholders and other stakeholders to set priorities and execute our long-term business strategy.

Shareholders are urged to read the Compensation Discussion and Analysis, beginning on page 28 of this Proxy Statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure in this Proxy Statement that describe the compensation of our named executive officers in 2022.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

Horizon | 2023 Proxy Statement 64

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our ordinary shares as of May 31, 2023 by: (i) each director and nominee for director; (ii) each of the NEOs in the Summary Compensation Table; (iii) all of our current executive officers and directors as a group and (iv) all those known by us to be beneficial owners of more than 5% of our ordinary shares. The table is based upon information supplied by our officers, directors and principal shareholders and/or a review of Schedules 13D and 13G documents filed with the SEC, if any, and other sources.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all ordinary shares shown as beneficially owned by them. The number of ordinary shares used to calculate the percentage ownership of each listed person includes the ordinary shares underlying options, warrants or other rights held by such persons that are exercisable as of July 30, 2023, which is 60 days after May 31, 2023.

Percentage of beneficial ownership is based on 228,699,039 ordinary shares outstanding as of May 31, 2023. Unless otherwise indicated, the address for the following shareholders is c/o Horizon Therapeutics plc, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

	Number and Percentage of Ordinary Shares Beneficially Owned

Name and Address of Beneficial Owner or Identity of Group	Ordinary Shares	Percentage
5% or Greater Shareholders:
The Vanguard Group, Inc.(1)	21,236,103	9.3%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(2)	14,794,254	6.5%
55 East 52nd Street
New York, NY 10055
Directors (Other than Timothy P. Walbert):
William F. Daniel(3)	187,825	*
Michael Grey(4)	192,346	*
Jeff Himawan, Ph.D.(5)	143,273	*
Susan Mahony, Ph.D.(6)	18,651	*
Gino Santini(7)	191,476	*
James Shannon, M.D.(8)	97,105	*
H. Thomas Watkins(9)	250,031	*
Pascale Witz(10)	130,344	*
Named Executive Officers:
Timothy P. Walbert(11)	3,267,311	1.4%
Aaron L. Cox(12)	556	*
Paul W. Hoelscher(13)	186,158	*
Sean M. Clayton(14)	8,400	*
Elizabeth H.Z. Thompson, Ph.D.(15)	14,575	*
Andy Pasternak(16)	56,338	*
All current executive officers and directors as a group (15 persons)(17)	5,086,462	2.2%

*	Represents beneficial ownership of less than 1%.

(1)

This information is based solely on a Schedule 13G/A filed on February 9, 2023 with the SEC. According to the Schedule 13G/A filed by The Vanguard Group, Inc., includes shared voting power with respect to 176,680 ordinary shares, sole dispositive power with respect to 20,746,831 ordinary shares and shared dispositive power with respect to 489,272 ordinary shares.

(2)

This information is based solely on a Schedule 13G/A filed on February 7, 2023 with the SEC. According to the Schedule 13G/A filed by BlackRock, Inc., includes sole voting power with respect to 13,364,204 ordinary shares and sole dispositive power with respect to 14,794,254 ordinary shares.

Horizon | 2023 Proxy Statement 65

(3)

Includes (a) 31,915 ordinary shares, (b) 47,670 ordinary shares held by Goodbody Trustees Limited, of which Mr. Daniel has beneficial ownership, and (c) 108,240 ordinary shares that Mr. Daniel has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(4)

Includes (a) 19,361 ordinary shares, (b) 48,031 ordinary shares held by Goodbody Trustees Limited, of which Mr. Grey has beneficial ownership, (c) 10,000 ordinary shares held by the Grey Family Trust, of which Mr. Grey has beneficial ownership, and (d) 114,954 ordinary shares that Mr. Grey has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(5)

Includes (a) 12,385 ordinary shares, (b) 36,609 ordinary shares held by Goodbody Trustees Limited, of which Dr. Himawan has beneficial ownership, (c) 7,873 ordinary shares held by the PtRd Foundation, of which Dr. Himawan serves as a director and officer and has beneficial ownership, and (d) 86,406 ordinary shares that Dr. Himawan has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(6)	Includes (a) 9,345 ordinary shares, and (b) 9,306 ordinary shares held by Goodbody Trustees Limited, of which Dr. Mahony has beneficial ownership.

(7)

Includes (a) 57,867 ordinary shares, (b) 18,655 ordinary shares held by Goodbody Trustees Limited, of which Mr. Santini has beneficial ownership, and (c) 114,954 ordinary shares that Mr. Santini has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(8)

Includes (a) 21,306 ordinary shares, (b) 23,638 ordinary shares held by Goodbody Trustees Limited, of which Dr. Shannon has beneficial ownership, and (c) 52,161 ordinary shares that Dr. Shannon has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(9)

Includes (a) 29,124 ordinary shares, (b) 10,000 ordinary shares held by T-H Family Limited Partnership, of which Mr. Watkins is a general/managing partner, (c) 55,953 ordinary shares held by Goodbody Trustees Limited, of which Mr. Watkins has beneficial ownership, and (d) 154,954 ordinary shares that Mr. Watkins has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(10)

Includes (a) 25,672 ordinary shares, (b) 20,279 ordinary shares held by Goodbody Trustees Limited, of which Ms. Witz has beneficial ownership, and (c) 84,393 ordinary shares that Ms. Witz has the right to acquire from us pursuant to stock options exercisable within 60 days of May 31, 2023.

(11)

Includes (a) 358,042 ordinary shares, (b) 258,451 ordinary shares held by the Timothy P. Walbert Living Trust, of which Mr. Walbert is a beneficial owner, (c) 49,656 ordinary shares owned by Mr. Walbert’s spouse, (d) 107,739 ordinary shares held by the Timothy P. Walbert Gift Trust, of which Mr. Walbert has beneficial ownership, (e) 100,300 ordinary shares held by the Keli B. Walbert Gift Trust, of which Mr. Walbert has beneficial ownership, (f) 2,392,565 ordinary shares that Mr. Walbert has the right to acquire from us within 60 days of May 31, 2023 pursuant to the exercise of stock options, (g) 279 ordinary shares issuable to Mr. Walbert within 60 days of May 31, 2023 pursuant to our ESPP, and (h) 279 ordinary shares issuable to Mr. Walbert’s spouse within 60 days of May 31, 2023 pursuant to our ESPP.

(12)	Includes (a) 277 ordinary shares and (b) 279 ordinary shares issuable within 60 days of May 31, 2023 pursuant to our ESPP.

(13)

Includes (a) 119,485 ordinary shares held by the Paul William Hoelscher Revocable Trust, of which Mr. Hoelscher is a beneficial owner and (b) 66,673 ordinary shares held in a limited liability company in which Mr. Hoelscher and his wife have shared voting power.

(14)

Includes (a) 7,376 ordinary shares, (b) 745 ordinary shares held by the Clayton Family Trust, of which Mr. Clayton has beneficial ownership, and (c) 279 ordinary shares issuable within 60 days of May 31, 2023 pursuant to our ESPP.

(15)	Includes 14,575 ordinary shares.

(16)	Includes 56,338 ordinary shares.

(17)

Includes the ordinary shares described in footnotes (3) through (12) and (14) through (16) and the following ordinary shares beneficially owned by our other current executive officers (which includes Michael A. DesJardin and Jeffrey W. Sherman, M.D. FACP) in the aggregate: (a) 363,203 ordinary shares, (b) 164,469 ordinary shares that can be acquired from us within 60 days of May 31, 2023 pursuant to the exercise of stock options, and (c) 559 ordinary shares issuable within 60 days of May 31, 2023 pursuant to our ESPP.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual General Meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Annual General Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” our proxy materials. A single set of Annual General Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual General Meeting materials, please notify your broker or us. Direct your written request to David Caraher, Company Secretary, at 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland, or contact David Caraher at +353 1 7722 100 (Ireland). Shareholders who currently receive multiple copies of the Annual General Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of the materials was delivered.

Shareholder Proposals

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our

Horizon | 2023 Proxy Statement 66

2024 Annual General Meeting of Shareholders (if it occurs), all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than March 2, 2024. However, if our 2024 Annual General Meeting of Shareholders is not held between June 27, 2024 and August 26, 2024, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

Our Memorandum and Articles of Association provide that shareholder nominations of persons to be elected to the Board at an annual general meeting and the proposal of other business to be considered by the shareholders at an annual general meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our Memorandum and Articles of Association. Such written notice and information must be received by our Company Secretary at our registered office (i) no earlier than the close of business on February 1, 2024, which is 150 days prior to the first anniversary of the date this Proxy Statement was first released to shareholders for the Annual General Meeting and (ii) no later than the close of business on April 1, 2024, which is 90 days prior to the first anniversary of the date this Proxy Statement was first released to shareholders for the Annual General Meeting. Each submission relating to the nomination of persons to be elected to the Board must:

•	set forth the name, age, business address and residence address of each individual whom the shareholder proposes to nominate for election or re-election as a director;

•	set forth the principal occupation or employment of such nominee;

•	set forth the class and number of our ordinary shares which are owned of record and beneficially by such nominee;

•	set forth the date or dates on which such ordinary shares were acquired and the investment intent of such acquisition;

•	include a completed and signed questionnaire, representation and agreement required by article 98.4 of our Articles of Association;

•

include such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named as a nominee and to serving as a director if elected); and

•	include the information required by article 98.3 of our Articles of Association.

Our Articles of Association provide that other resolutions may only be proposed at an annual general meeting if either (i) it is proposed by or at the direction of our Board; (ii) it is proposed at the direction of the Irish High Court; (iii) it is requisitioned in writing by shareholders of record holding such aggregate number of ordinary shares as is prescribed by, and is made in accordance with, Section 178 of the Irish Companies Act 2014 or (iv) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting.

In addition, the proxy solicited by our Board for the 2024 Annual General Meeting of Shareholders (if it occurs) will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by May 16, 2024 and (ii) if we have received notice of such proposal by May 16, 2024, if the 2024 Proxy Statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the annual general meeting, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this Proxy Statement, the proxy will act at his/her discretion.

In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Horizon’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act.

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2022, including the reports of the directors and statutory auditors thereon, will be presented at the Annual General Meeting in accordance with the requirements of the Irish Companies Act 2014. Our Irish statutory financial statements will be approved by the Board. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish statutory financial statements will be available on our website at www.horizontherapeutics.com on or before July 5, 2023.

Horizon | 2023 Proxy Statement 67

Special Note Regarding Forward-Looking Statements

This Proxy Statement and the shareholder letter included herewith contain “forward-looking statements” — that is, statements related to future, not past, events — as defined in Section 21E of the Exchange Act, that reflect our current expectations regarding the Transaction with Amgen, our future growth, results of operations, business strategy and plans, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Forward-looking statements generally can be identified by words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “potential,” “projected,” “expect,” “should,” “would” or similar expressions. These statements are based on current expectations and assumptions that are subject to risks and uncertainties inherent in our business, which could cause our actual results to differ materially from those indicated in the forward-looking statements including, without limitation, the risks set forth under Part II — Item 1A “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Horizon | 2023 Proxy Statement 68

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

David Caraher

Company Secretary

June 30, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Company Secretary, Horizon Therapeutics plc, 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland.

Horizon | 2023 Proxy Statement 69

HORIZON THERAPEUTICS PLC 70 ST. STEPHEN’S GREEN DUBLIN 2, D02 E2X4, IRELAND SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on July 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on July 26, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than 11:59 p.m. Eastern Time on July 26, 2023. Proxies submitted by the Internet, mail or telephone must be received by 11:59 p.m., Eastern Time, on July 26, 2023. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V19676-P96136 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HORIZON THERAPEUTICS PLC The Board of Directors recommends you vote “FOR” each of the nominees for director listed below and “FOR” Proposals 2 and 3. 1. Election of Class II Director Nominees: For Against Abstain 1a. Gino Santini 1b. James Shannon, M.D. 1c. Timothy P. Walbert For Against Abstain 2. Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 and authorization of the Audit Committee to determine the auditors’ remuneration. 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement. NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2023 Annual General Meeting Admission Ticket 2023 Annual General Meeting of Horizon Therapeutics plc Shareholders July 27, 2023, 9:00 a.m. Local Time (Ireland) 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders: The Proxy Statement and the 2022 Annual Report to Shareholders are available at: www.proxyvote.com The 2022 Irish Statutory Financial Statements will be available on our website at www.horizontherapeutics.com on or before July 5, 2023. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V19677-P96136 Proxy — HORIZON THERAPEUTICS PLC Notice of 2023 Annual General Meeting of Shareholders 70 St. Stephen’s Green, Dublin 2, D02 E2X4, Ireland Proxy Solicited by the Board of Directors for the Annual General Meeting of Shareholders — July 27, 2023 The undersigned hereby appoints Timothy P. Walbert and Aaron L. Cox, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend, speak and vote, as provided on the other side, all the ordinary shares of Horizon Therapeutics plc that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of Horizon Therapeutics plc to be held at 9:00 a.m. (local time) on July 27, 2023 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual General Meeting of Shareholders. THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. (Proposals to be voted appear on reverse side.)